EXHIBIT 2.1


                            SHARE PURCHASE AGREEMENT

                                     BETWEEN

                              TREND MINING COMPANY

                                       AND

                            PACIFIC RIM MINING CORP.

                               SEPTEMBER 20, 2005


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                            SHARE PURCHASE AGREEMENT

         This Share Purchase Agreement ("AGREEMENT") is made as of September 20, 2005, by and between TREND MINING COMPANY, a corporation organized and existing under the laws of the State of Delaware, United States of America (the "BUYER"), and PACIFIC RIM MINING CORP., a company organized and existing under the laws of the Province of British Columbia, Canada (the "SELLER").

                                    RECITALS

A. The Seller is the holder of 100% of the issued and outstanding shares in DMC Cayman Inc., a Cayman Island company ("DMC"), consisting of 12,975,919 ordinary shares and 56,564,757 preference shares (collectively, the "SHARES"), and is a creditor of DMC in the amount of the Pacrim Loan;

B. DMC is the holder of 100% of the issued and outstanding shares in each of Andacollo Gold, Inc., a Cayman Island company ("AGI") and La Serena, Inc., a Cayman Island company ("LSI"). AGI and LSI are collectively the holders of 100% of the issued share capital of the Compania Minera Dayton, a Chilean sociedad contractual minera ("CMD"). CMD operates the Mining Project (herein defined);

C. DMC is the holder of 99.9290941% of the rights in the capital of Dayton Chile Exporaciones Minera Limitada, a Chilean sociedad de responsibilidad limitada, ("DCEM"), with the balance being held by a Chilean individual for the benefit of the Seller;

D. The Seller desires to sell, and the Buyer desires to purchase, all of the Shares and, thereby, to indirectly acquire the ownership of AGI, LSI, CMD and DCEM, on the terms and subject to the conditions set forth in this Agreement; and the Seller desires to assign, and the Buyer desires to assume, the Pacrim Loan; and

E. The Seller and the Buyer entered into the Letter of Intent effective as of June 20, 2005; and

F. The Buyer intends to cause CMD to restart mining operations.

                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:

                                   ARTICLE 1
                          CONSTRUCTION AND DEFINITIONS

1.1      CONSTRUCTION

         Any reference in this Agreement to an "Article," "Section" or "Schedule" refers to the corresponding Article, Section or Schedule of or to this Agreement, unless the context indicates otherwise. The headings of Articles and Sections are provided for convenience only and should not affect the construction or interpretation of this Agreement. All words used in this Agreement

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                                      -2-

shall be construed to be of such gender or number as the circumstances require. The terms "include" and "including" (and their derivatives) indicate examples of a foregoing general statement and not a limitation on that general statement. Any reference to a statute refers to the statute, any amendments or successor legislation, and all regulations promulgated under or implementing the statute, as in effect at the relevant time. Any reference to a contract or other document as of a given date means the contract or other document as amended, supplemented and modified from time to time through such date.

1.2      DEFINITIONS

         For the purposes of this Agreement, the following terms and variations on them have the meanings specified in this Section 1.2:

         (a) "ACQUIRED COMPANIES" means, collectively, the Companies and CMD, and "ACQUIRED COMPANY" means any one of DMC, AGI, LSI, DCEM or CMD;

         (b)      "ACCEPTANCE DATE" means June 20, 2005.

         (c) "ADVERSE CONSEQUENCE" means any Liability, loss, damage (including incidental and consequential damages), claim, cost, deficiency, diminution of value, or expense (including costs of investigation and defence, penalties and reasonable legal fees and costs), whether or not involving a third-party claim;

         (d)      "AGI" has the meaning set forth in the Recitals;

         (e) "AGREEMENT" has the meaning set forth in the introduction, and includes all Schedules, which are incorporated herein by this reference;

         (f) "ANCILLARY AGREEMENTS" means the Promissory Note, and the Security Agreement;

         (g)      "BANK" is defined in Section 3.15(b);

         (h) "BEST EFFORTS" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously as possible;

         (i) "BUSINESS DAY" means a day that is not a Saturday, Sunday or legal holiday in the Province of British Columbia, Canada, or the State of Colorado, United States of America;

         (j)      "BUYER" has the meaning set forth in the introduction;

         (k)      "BUYER INDEMNITEES" is defined in Section 12.2;

         (l)      "CLOSING"  means  the   consummation  and  completion  of  the
                  purchase and sale of the Shares and the assignment and assumption of the Pacrim Loan;
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                                      -3-

         (m) "CLOSING DATE" means the date on which the Closing actually takes place;

         (n)      "CLOSING ESCROW AGENT" is defined in Section 2.7;

         (o)      "CMD" has the meaning set forth in the Recitals;

         (p)      "CMD SHARES" is defined in Section 3.4(e);

         (q) "CMP" means Compania Minera Pacific Rim Chile Limitada, a Chilean limited liability company;

         (r)      "CMP  II"  means   Compania   Minera  Pacific  Rim  Chile  Dos
                  Limitada., a Chilean limited liability company;

         (s)      "COMPANIES" means, collectively, DMC, AGI, LSI and DCEM;

         (t)      "COMPANY CONTRACT" means any Contract:

                  (i) under which any Acquired Company has or may acquire rights, or

                  (ii) under which any Acquired Company is or may become subject to any Liability, or

                  (iii) without limitation, the contracts with respect to the Real Property, Mining Concessions and Water Rights noted in Schedules 3.6(a), (b) and (c), and the additional contracts identified in Schedule 3.7 and
                           Schedule 3.19;

         (u) "COMPANY PLANS" means any obligation, arrangement or customary practice owed, adopted or followed by any Acquired Company, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, officers, employees or agents of such Acquired Company;

         (v) "CONSENT" means any approval, consent, ratification, waiver or other authorization;

         (w) "CONTEMPLATED TRANSACTIONS" means all of the transactions to be carried out in accordance with this Agreement, including the purchase and sale of the Shares to the Buyer, the assumption of the Pacrim Loan by the Buyer, the resignations of the current directors and officers of the Acquired Companies, the performance by the parties of their other obligations under this Agreement and the execution, delivery, registration and performance of the Ancillary Agreements;

         (x) "CONTRACT" means any contract, agreement, commitment, understanding, lease, license, franchise, warranty, guaranty, mortgage, note, bond or other instrument or consensual obligation (whether written or oral and whether express or implied) that is legally binding;
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                                      -4-


         (y) "CONTRAVENE" an act or omission would "Contravene" something if, as the context requires:

                  (i) the act or omission would conflict with that something, violate that something, result in a breach or violation of or failure to comply with that something, or constitute a default under that something,

                  (ii) the act or omission would give any Governmental Body or other Person the right to challenge, revoke, withdraw, suspend, cancel, terminate or modify that something, to exercise any remedy or obtain any relief under that something, or to declare a default or accelerate the maturity of any obligation under that something, or

                  (iii) the act or omission would result in the creation of an Encumbrance on the stock or assets of any Acquired Company;

         (z)      "DCEM" has the meaning set forth in the Recitals;

         (aa)     "DISPUTE NOTICE" is defined in Section 12.7(a);

         (bb)     "DMC" has the meaning set forth in the Recitals;

         (cc) "ENCUMBRANCE" means any charge, claim, demand, mortgage, servitude, easement, right of way, community or other marital property interest, covenant, equitable interest, license, lease or other possessory interest, lien, option, warrant, pledge, right of first refusal, purchase right, voting trust agreement, proxy, contract, commitment, understanding, power-of-attorney, security interest, preference, priority, or similar restriction;

         (dd) "FACILITIES" means the leach pads, structures, plant, machinery and equipment owned and operated by or on behalf of CMD, for the purposes of processing ore from the Mining
                  Concessions in connection with the Mining Project at the respective locations of the Real Property listed in Schedule 3.6(a);

         (ee)     "FUNDS" is defined in Section 3.15(b);

         (ff) "GAAP" means generally accepted accounting principles for financial reporting consistently applied:

                  (i) in the Republic of Chile, with respect to CMD and DCEM, and

                  (ii) in the Cayman Islands, with respect to the remaining Companies;

         (gg) "GOVERNING DOCUMENT" means any charter, articles, bylaws, certificate, statement, statutes or similar document adopted, filed or registered in connection with the creation, formation or organization of an entity, and any Contract among any equityholders, partners or members of an entity;
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                                      -5-


         (hh) "GOVERNMENTAL AUTHORIZATION" means any Consent, license, permit or registration issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law;

         (ii)     "GOVERNMENTAL BODY" means any:

                  (i) nation, region, state, county, city, town, village, district or other jurisdiction,

                  (ii) federal, state, local, municipal, foreign or other government,

                  (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department or other entity and any court or other tribunal),

                  (iv)     multinational organization,

                  (v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, policy, regulatory or Taxing Authority or power of any nature, or

                  (vi)     official of any of the foregoing;

         (jj)     "IMPROVEMENTS" means:

                  (i)      the Facilities, and

                  (ii) all other buildings, structures, fixtures and other improvements owned or leased by or on behalf of either or both of CMD and DCEM, and located on the Real Property;

         (kk) "INDEMNIFICATION CLAIM DEADLINE" means the date which is 24 months following the Closing Date;

         (ll)     "INDEMNIFICATION NOTICE" is defined in Section 12.7;

         (mm)     "INDEMNIFIED PERSON" is defined in Section 16.6(a);

         (nn)     "INDEMNIFYING PERSON" is defined in Section 12.6(a);

         (oo) "KNOWLEDGE" means the actual knowledge, after completing reasonable investigations, of an existing director or senior officer of a party or of any affiliated entity of a party;

         (pp) "LAW" means any constitution, law, statute, treaty, rule, regulation, ordinance, code, binding case law, principle of common law or notice of any Governmental Body;

         (qq)     "LENDER" is defined in Section 7.1;

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                                      -6-


         (rr) "LETTER OF INTENT" means that certain letter agreement between the Buyer and the Seller effective June 20, 2005 and the amendment agreement dated August 16, 2005 between the Buyer and the Seller;

         (ss) "LIABILITIES" means, as to any Person, any and all liabilities or obligations of such Person of any nature, whether known or unknown, whether absolute, accrued, contingent, choate, inchoate or otherwise, whether due or to become due, and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP;

         (tt)     "LSI" has the meaning set forth in the Recitals;

         (uu)     "MINING PROJECT" means, collectively:

                  (i) the acquisition and maintenance of the Real Property and Mining Concessions,

                  (ii) the mining and extraction of ore from the Mining Concessions and the processing thereof through the Facilities,

                  (iii)    the sale of the resulting mineral products, and

                  (iv)     the   decommissioning   of  the  Facilities  and  the
                           reclamation and restoration of the Mining Concessions and Real Property under applicable Law,

                  all as heretofore carried out, or proposed or required to be carried out, by CMD;

         (vv)     "MINING CONCESSIONS" is defined in Section 3.6(b);

         (ww)     "MOVABLE ASSETS" is defined in Section 3.6(d);

         (xx) "ORDER" means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator and any Contract with any Governmental Body pertaining to compliance with Law;

         (yy) "ORDINARY COURSE OF BUSINESS" means actions taken in any Acquired Company's normal operation, including, with respect to CMD, the winding up of mining and processing operations and the reclamation required as a result thereof, in each case consistent with its past practice or in accordance with the requirements of applicable Law;

         (zz) "PACRIM LOAN" means the loan(s), aggregating Canadian EIGHT MILLION FOUR HUNDRED AND SEVENTY-SIX THOUSAND EIGHT HUNDRED AND NINETY-EIGHT (CAD 8,476,898) DOLLARS as at July 31, 2005 and made by the Seller to DMC in its capacity as a shareholder of DMC;

         (aaa)    "PERSON"  means  an  individual  or  an  entity,  including  a
                  corporation,   share  company,   limited  liability   company,
                  partnership,  trust,  association,  Governmental

                  Body or any other body with legal personality separate from its equityholders or members;

         (bbb) "POWERS" means the powers of attorney and other authorizations granted by an Acquired Company to a third party and more particularly set forth in Schedule 3.18;

         (ccc) "PRE-CLOSING PERIOD" means the period commencing upon the date of execution of this Agreement and ending on and including the Closing Date;

         (ddd) "PROCEEDING" means any action, arbitration, audit, claim, examination, investigation, hearing, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, and whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator;

         (eee)    "PROJECT ENCUMBRANCES" is defined in Section 7.1(a);

         (fff)    "PROMISSORY NOTE" is defined in Section 2.4(a);

         (ggg)    "PROVIDED INFORMATION" is defined in Section 15.1;

         (hhh)    "PURCHASE PRICE" is defined in Section 2.2;

         (iii)    "PURCHASED ASSETS" means, collectively:

                  (i)      the Shares, and

                  (ii)     the Pacrim Loan;

         (jjj)    "QUALIFIED SUCCESSOR" is defined in Section 7.1(b);

         (kkk)    "REAL PROPERTY" is defined in Section 3.6(a);

         (lll) "RELATED PERSON" means, with respect to a particular Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person and, with respect to an individual, any other individual that is a member of the individual's immediate family (by blood, marriage or adoption), a member of the individual's household, an entity in which the individual participates in management or an employee or employer of the individual. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities or otherwise;

         (mmm)    "REORGANIZATION" is defined in Section 3.12;
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                                      -8-


         (nnn) "REPRESENTATIVE" means, with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, legal counsel, accountant or other representative of that Person;

         (ooo)    "SECURITY AGREEMENT" is defined in Section 2.4(b);

         (ppp)    "SELLER" has the meaning set forth in the introduction;

         (qqq)    "SELLER INDEMNITEES" is defined in Section 12.3;

         (rrr)    "SHARES" has the meaning set forth in the Recitals;

         (sss)    "SPECIFIED  COLLATERAL"  has the  meaning set forth in Section
                  7.1(a);

         (ttt) "TAX" or "TAXES" means any and all taxes, charges, fees, duties (including customs duties), levies or assessments, including income, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance, license, payroll, environmental, capital stock, disability, employee's income withholding, other withholding, unemployment and social security taxes, that are imposed by any Governmental Body, and including any interest, penalties or additions to tax attributable thereto;

         (uuu) "TAX RETURN" means any report, return or other information required to be supplied to a Governmental Body in connection with any Taxes;

         (vvv)    "TAXING  AUTHORITY" means the  Governmental  Body(ies) in each
                  jurisdiction  of  the  Acquired   Companies   responsible  for
                  collecting and administering Taxes in such jurisdiction; and

         (www)    "WATER RIGHTS" is defined in Section 3.6(c).

                                   ARTICLE 2
              SALE AND PURCHASE OF THE PURCHASED ASSETS AND CLOSING

2.1      AGREEMENT OF SALE AND PURCHASE

         Upon the terms and subject to the conditions set forth in this Agreement, at the Closing the Seller will sell, assign and transfer the Purchased Assets to the Buyer, and the Buyer will purchase and acquire the Purchased Assets from the Seller.

2.2      PURCHASE PRICE

         The consideration to be paid by the Buyer to the Seller for the Purchased Assets (the "PURCHASE PRICE") will be the sum of US FIVE MILLION FOUR HUNDRED THOUSAND (USD 5,400,000) DOLLARS, such Purchase Price being allocated amongst the Purchased Assets as follows:
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                                      -9-


         (a) as to the sum of US TWO HUNDRED (USD 200) DOLLARS, to the Shares (being the sum of US ONE HUNDRED (USD 100) DOLLARS to the ordinary shares comprised in the Shares and US ONE HUNDRED (USD 100) DOLLARS to the preference shares); and

         (b) as to the sum of US FIVE MILLION THREE HUNDRED NINETY-NINE THOUSAND EIGHT HUNDRED (USD 5,399,800) DOLLARS, to the Pacrim Loan.

2.3      PAYMENT OF THE PURCHASE PRICE

         The Buyer will pay the Purchase Price to the Seller as follows:

         (a) the sum of US THREE HUNDRED THOUSAND DOLLARS (USD $300,000) has been paid by the Buyer to the Seller pursuant to the Letter of Intent on June 20, 2005, and the Seller acknowledges receipt thereof;

         (b) the sum of US THREE HUNDRED THOUSAND DOLLARS (USD $300,000) has been paid by the Buyer to the Seller pursuant to the Letter of Intent on July 20, 2005, in order to extend the Closing Date to August 19, 2005, and the Seller acknowledges receipt thereof;

         (c) the sum of US THREE HUNDRED THOUSAND DOLLARS (USD $300,000) has been paid by the Buyer to the Seller on August 17, 2005, pursuant to an extension of the Letter of Intent dated August 16, 2005, in order to extend the Closing Date to September 20, 2005, and the Seller acknowledges receipt thereof;

         (d) as to the sum of US TWO MILLION ONE HUNDRED THOUSAND DOLLARS (USD $2,100,000) by the delivery by the Buyer to the Seller, at Closing, by wire transfer, or by delivery of a certified cheque or bank draft, in either case in favour of the Seller and drawn on a Canadian chartered bank immediately and unconditionally negotiable and payable at par in Vancouver, British Columbia, Canada, in that amount;

         (e) as to the sum of US ONE MILLION DOLLARS (USD $1,000,000) by the delivery by the Buyer to the Seller by wire transfer, on or before the date which is twelve (12) months following the Closing Date, or by delivery of a certified cheque or bank draft, in either case in favour of the Seller and drawn on a Canadian chartered bank immediately and unconditionally negotiable and payable at par in Vancouver, British Columbia, Canada, in that amount;

         (f) as to the sum of US ONE MILLION FOUR HUNDRED THOUSAND DOLLARS (USD $1,400,000) DOLLARS by the delivery by the Buyer to the Seller by wire transfer, on or before the date which is twenty-four (24) months following the Closing Date, or by delivery of a certified cheque or bank draft, in either case in favour of the Seller and drawn on a Canadian chartered bank immediately and unconditionally negotiable and payable at par in Vancouver, British Columbia, Canada, in that amount.

2.4      SECURITY FOR PAYMENT OF BALANCE OF PURCHASE PRICE

         In order to evidence the indebtedness of the Buyer to the Seller in respect of, and to secure the payment of the balance of, that portion of the Purchase Price payable after the Closing Date, the Buyer will, on Closing, deliver to the Seller:

         (a) a promissory note, duly and validly executed in the amount of US TWO MILLION FOUR HUNDRED THOUSAND (USD $2,400,000) (the "PROMISSORY NOTE"), in favour of the Seller and providing for payment of the principal balance, without interest thereon, in the amounts and on the dates, specified in Sections 2.3 (d) and (e); and

         (b)      a  duly  and  validly   executed   agreement   (the  "SECURITY
                  AGREEMENT"), governed by the laws of the Cayman Islands, pursuant to which the Buyer creates, in favour of the Seller, an equitable charge over the Purchased Assets, ranking in priority ahead of, and which shall be free and clear of, any other Encumbrances with respect to the Purchased Assets, subject to the rights granted by the Seller pursuant to
                  Section 7.1.

2.5      CLOSING

         The Closing will be subject to approval of the Contemplated Transactions by such Governmental Authorities as are necessary to effect the Contemplated Transactions, on terms reasonably acceptable to the Buyer and the Seller. Unless otherwise agreed by the Seller and the Buyer in writing, the Closing will take place at the offices of Maples and Calder, Ugland House, South Church Street, George Town, Grand Cayman Island, British West Indies at 1:00 p.m. (local time) on September 20, 2005, or such other date and place as the Seller and the Buyer may mutually agree in writing. Subject to Article 11, failure to consummate the purchase and sale provided for in this Agreement at the place and on the date determined by the previous sentence will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement. For all purposes under this Agreement and each of the Ancillary Agreements, the Closing will be deemed to have occurred at 1:00 p.m. (Cayman Islands local time) on the Closing Date, irrespective of the actual time that the Closing takes place.

2.6      CLOSING DELIVERIES

         At the Closing:

         (a) the Seller will deliver, or cause to be delivered, to the Buyer, or to the Buyer's Representative(s) in locations other than the Cayman Islands:

                  (i) evidence satisfactory to the Buyer, acting reasonably, to effect the transfer of the Shares into the name of the Buyer, together with a duly prepared entry in the share registry of DMC evidencing the Buyer as the holder of the Shares, and accompanied by any certificates representing the Shares,
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                                      -11-


                  (ii) resignations of such of the directors and officers of each of the Acquired Companies as may be requested by the Buyer or the Seller, such resignations to include confirmation that the relevant director or officer has no outstanding claims against the relevant Acquired Company, whether for loss of office or otherwise,

                  (iii) evidence reasonably satisfactory to the Buyer of the termination of any Powers, other than the Powers identified to the Seller by the Buyer in writing prior to Closing;

                  (iv) certified copies of resolutions of the directors of the Seller approving this Agreement and the Contemplated Transactions and authorizing the performance by the Seller of its obligations hereunder,

                  (v) a certificate executed by the Seller as to the accuracy of the Seller's representations and warranties as of the Closing in accordance with
                           Section 9.1 and as to the Seller's compliance with and performance of its covenants and obligations to be performed or complied on or before the Closing Date in accordance with Section 9.2,

                  (vi) a duly and validly executed assignment of the Pacrim Loan to the Buyer, acknowledged by DMC,

                  (vii)    the  additional  documentation  specified  in Section
                           9.3,

                  (viii) the Governing Documents, minute books, share register(s), corporate seal (if any) ands other books and records pertaining to each of the Acquired Companies,

                  (ix) such documents as may be required pursuant to Chilean Law in order to transfer the rights currently held by Mr. Michael Grasty Cousino in DCEM to the nominee of the Buyer as required to ensure that DCEM will, following Closing, have a minimum of two (2) partners;

                  (x) a waiver from Grasty Quintana Majlis & Cia., Chilean counsel to the Seller, with respect to the 60 day cancellation restriction in such firm's engagement agreement, and

                  (xi) any other documentation reasonably required to give effect to the Contemplated Transactions and required to be executed by the Seller or persons on behalf of the Seller; and

         (b) the Buyer will deliver, or cause to be delivered, to the Seller, or to the Seller's representative(s) in locations other than the Cayman Islands:

                  (i) the wire transfer confirmation, solicitors' trust cheque, bank draft or certified cheque as provided in
                           Section 2.3(c),

                  (ii) duly executed releases by each of the Acquired Companies of each of the directors and officers whose resignations are delivered pursuant to Section 2.6(a)(ii),

                  (iii) certified copies of resolutions of directors of the Buyer approving this Agreement and the Contemplated Transactions and authorizing the performance by the Buyer of its obligations hereunder,

                  (iv)     the Promissory Note,

                  (v)      the Security Agreement,

                  (vi) confirmations of all Governmental Authorities or other offices or registries as to the registration of the Security Agreement as necessary to make the security interests granted thereby valid and enforceable under applicable Laws,

                  (vii)    a  certificate  executed  by  the  Buyer  as  to  the
                           accuracy of the Buyer's representations and warranties as of the Closing in accordance with
                           Section 10.1 and as to its compliance with and performance of its covenants and obligations to be performed or complied with on or before the Closing Date in accordance with Section 10.2,

                  (viii) any other documentation reasonably required to give effect to the Contemplated Transactions and required to be executed by the Buyer or persons on behalf of the Buyer.

2.7      CLOSING PROCEDURES

         For the convenience of the parties, prior to the Closing each party may deliver all certificates and other documents to be delivered by such party at the Closing to a mutually agreed escrow agent, which (absent such agreement) will be Maples and Calder, Cayman Islands counsel to the Seller or, if applicable, the Seller's counsel in such other jurisdictions in which Closing deliveries may be required (each, a "CLOSING ESCROW AGENT"), with copies to all other parties. Provided that all Closing Escrow Agents have received written notice from each party on or prior to the Closing Date that all conditions to such party's performance hereunder have been waived or satisfied (or will be satisfied upon delivery of the certificates and documents held by the Closing Escrow Agents), the purchase and sale contemplated by this Agreement will then be made by the Closing Escrow Agents on the Closing Date and the Closing Escrow Agents will each promptly thereafter deliver to each party those certificates and other documents such party is entitled to receive at the Closing under the terms of this Agreement.

                                   ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Buyer acknowledges that the Purchased Assets, and all assets and Liabilities associated with the Purchased Assets including, without limitation, the Acquired Companies and their respective shares, assets and Liabilities, are
being  sold  to  the  Buyer  on  an  "as  is,   where  is"
basis without any representations or warranties other than the following specific and limited representations and warranties set out herein. Subject to the foregoing, the Seller represents and warrants to the Buyer that:

3.1      ORGANIZATION AND GOOD STANDING OF ACQUIRED COMPANIES

         (a) Each of DMC, AGI and LSI is a company, DCEM is a "sociedad de responsabilidad limitada" (limited liability partnership) and CMD is a "sociedad contractual minera", in each case duly organized, validly existing and in good standing with respect to any required annual filings or reports under the governing business organization Law of its jurisdiction of organization, with full company power and authority to conduct its business as presently conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under all its Company Contracts.

         (b) The only assets of DMC are the shares in AGI and LSI, the rights in the capital of DCEM and US$418.67 cash. Except for the Pacrim Loan and any Liabilities that may arise with regard to the shares in AGI, LSI and DCEM, DMC has no Liabilities.

         (c) The only assets of AGI are the shares in CMD and US$157.45 cash. Except for any Liabilities to DMC and Liabilities that may arise with regard to the shares in CMD, AGI has no Liabilities.

         (d) The only assets of LSI are the shares in CMD and US$253.43 cash. Except for any Liabilities to DMC and Liabilities that may arise with regard to the shares in CMD, LSI has no Liabilities.

         (e) To the Knowledge of the Seller, CMD was properly transformed from a "sociedad anonima" to a "sociedad contractual minera" in 1994.

3.2      ENFORCEABILITY

         The Seller is a company duly organized, validly existing and in good standing under the laws of the Province of British Columbia, Canada and has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations under this Agreement and the Ancillary Agreements, which actions have been duly authorized and approved by all necessary corporate action of the Seller. Pursuant to a Certificate of Amalgamation dated April 11, 2001, the Seller is the sole surviving entity of an amalgamation of the Seller and Dayton Mining Corporation, and is the legal and beneficial owner of the Shares free and clear of all Encumbrances. Assuming due authorization, execution and delivery of this Agreement and the Ancillary Agreements by the Buyer, this Agreement and the Ancillary Agreements constitute the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to the usual exceptions with respect to creditors' rights and the availability of equitable remedies.

3.3      REQUIRED CONSENTS; NO VIOLATION

         Neither the Seller nor any Acquired Company will be required to give any notice to any Person or obtain any Governmental Authorization or other Consent in connection with the execution and delivery of this Agreement or any Ancillary Agreement, or the consummation or performance of any of the Contemplated Transactions, and neither the execution and delivery of this Agreement or any Ancillary Agreement, nor the consummation or performance of any of the Contemplated Transactions, will directly or indirectly (with or without notice or lapse of time):

         (a) Contravene any provision of the Governing Documents of the Seller or an Acquired Company, or any resolution adopted by the shareholders or board of directors of the Seller or an Acquired Company;

         (b) Contravene any Company Contract, Governmental Authorization, Law or Order to which any Acquired Company, the Seller, or any of the assets owned or used by the Seller or an Acquired Company, may be subject;

         (c) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Seller or an Acquired Company; or

         (d)      give any  Person  the  right to  prevent,  delay or  otherwise
                  interfere  with  all  or  any  portion  of  the   Contemplated
                  Transactions.

3.4      CAPITALIZATION AND OWNERSHIP

         The authorized and issued share capital of each of the Acquired Companies is as follows:

         (a) the authorized share capital of DMC consists of US TWO HUNDRED MILLION DOLLARS (USD 200,000,000) DOLLARS divided into:

                  (i) ONE HUNDRED MILLION (100,000,000) ordinary shares of a par value of US ONE (USD 1.00) DOLLAR per share, of which TWELVE MILLION, NINE HUNDRED AND SEVENTY-FIVE THOUSAND NINE HUNDRED AND NINETEEN (12,975,919) ordinary shares are issued and outstanding all of which are fully paid and non-assessable, and

                  (ii) ONE HUNDRED MILLION (100,000,000) preference shares of a par value of US ONE (USD 1.00) DOLLAR per share, of which FIFTY-SIX MILLION FIVE HUNDRED AND SIXTY-FOUR SEVEN HUNDRED AND SIXTY-SEVEN (56,564,767) preference shares are issued and outstanding all of which are fully paid and non-assessable, all of which are, and will immediately prior to Closing be, held beneficially and of record by the Seller, free and clear of all Encumbrances;

         (b)      the  authorized  share  capital  of AGI  consists  of US FIFTY
                  THOUSAND (USD 50,000) DOLLARS divided into FIFTY THOUSAND (50,000) ordinary shares of a par value of US ONE (USD 1.00) DOLLAR per share, of which TWO (2) ordinary shares are issued and outstanding both of which are fully paid and non-assessable, all of which are, and will immediately prior to Closing be, held beneficially and of record by DMC, free and clear of all Encumbrances;

         (c)      the  authorized  share  capital  of LSI  consists  of US FIFTY
                  THOUSAND (USD 50,000) DOLLARS divided into FIFTY THOUSAND (50,000) ordinary shares of a par value of US ONE (USD 1.00) DOLLAR per share, of which TWO (2) ordinary shares are issued and outstanding both of which are fully paid and non-assessable, all of which are, and will immediately prior to Closing be, held beneficially and of record by DMC, free and clear of all Encumbrances;

         (d) the authorized share capital of DCEM, pursuant to its Governing Documents, consists of SIX HUNDRED NINETY MILLION EIGHTY HUNDRED THIRTY THREE THOUSAND AND THREE HUNDRED THIRTY (CLP 690,833,330) CHILEAN PESOS, expressed in one hundred
                  (100) rights or participations, all of which are subscribed and outstanding and are, and will immediately prior to Closing be, held beneficially and of record, as to 99.9290941% of the rights in the capital of DCEM, equivalent to SIX HUNDRED NINETY MILLION THREE HUNDRED FORTY-THREE THOUSAND AND FOUR HUNDRED EIGHTY-NINE (CLP 690,343,489) CHILEAN PESOS, by DMC and as to 0.0709059% of the rights in the capital of DCEM, equivalent to FOUR HUNDRED EIGHTY-NINE THOUSAND AND EIGHT HUNDRED FORTY-ONE (CLP 489,841) CHILEAN PESOS, by Mr. Michael Grasty Cousino. The capital of DCEM has been paid up to the amount of FIVE HUNDRED THIRTY-FIVE MILLION EIGHT HUNDRED SEVENTY-ONE THOUSAND AND THREE HUNDRED AND THIRTY (CLP 535,871,330) CHILEAN PESOS and ONE HUNDRED FIFTY-FOUR MILLION NINE HUNDRED SIXTY-TWO THOUSAND (CLP 154,962,000) CHILEAN PESOS remains to be paid by DMC on the outstanding rights, which rights are assessable in respect of the unpaid capital thereon. All rights in the capital of DCEM are, and will immediately prior to the closing be, free and clear of all Encumbrances (other than in respect of calls or assessments for unpaid capital in respect of such shares as noted above); and

         (e) the authorized capital of CMD consists of US ONE HUNDRED MILLION (USD 100,000,000) DOLLARS, divided into FIFTY-FOUR MILLION (54,000,000) no par value shares (the "CMD SHARES"), all of which are issued, subscribed and outstanding and are, and will immediately prior to Closing be, held beneficially and of record, as to FIFTY-THREE MILLION SEVEN HUNDRED AND THIRTY THOUSAND (53,730,000) by AGI, and as to TWO HUNDRED AND SEVENTY THOUSAND (270,000) by LSI. The capital of CMD has been paid up to the amount of US NINETY-TWO MILLION NINE HUNDRED FORTY-ONE THOUSAND TWO HUNDRED SIXTY-FIVE (USD 92,941,265) DOLLARS and US SEVEN MILLION FIFTY-EIGHT THOUSAND SEVEN HUNDRED AND THIRTY-FIVE (USD 7,058,735) DOLLARS remains to be paid by the holders of the issued and outstanding CMD Shares, which shares are assessable in respect of the unpaid capital thereon. All of the CMD Shares are, and will immediately prior to Closing be, free and clear of all Encumbrances

                  (other than in respect of calls or assessments for unpaid capital in respect of such shares as noted above).

No portion of the issue capital of any Acquired Company was issued in violation of any pre-emptive, first refusal or other subscription rights of any member, partner or shareholder of such Acquired Company or of any other Person. No Person other than the Seller owns or otherwise has any rights to any of the Shares. Other than the Seller and the Acquired Companies, no Person owns or otherwise has any right to any of the share capital of DCM, AGI, LSI, CMD or DCEM. There are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of any Acquired Company and no Acquired Company owns, or has any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Seller to pay dividends or distributions on or to purchase, redeem or retire any shares or other interests in the Acquired Companies, or that could require the Seller or any Acquired Company to pay dividends or distributions on or to purchase, redeem or retire any shares of any Acquired Company. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to or any of the Acquired Companies. There are no voting trusts, proxies, powers-of-attorney or other agreements or understandings currently in effect with respect to the voting of any of the shares in any Acquired Company other than those described in Schedule 3.18. Upon Closing, after taking into account the Contemplated Transactions, the Buyer shall acquire from the Seller good and marketable to all of the issued and outstanding stock of and any other voting, equity or ownership interest in DMC, free and clear of any and all Encumbrances, other than Encumbrances pursuant to this Agreement and the Ancillary Agreements.

3.5      BOOKS AND RECORDS

         To the Knowledge of the Seller, except as disclosed to the Buyer in a letter from the Seller dated September 20, 2005:

         (a) the books of account and company minute books of the Acquired Companies are accurate and complete in all material respects and have been maintained in accordance with applicable Law;

         (b) each material transaction of each Acquired Company is recorded on the books of account of such Acquired Company; and

         (c) the minute books of each Acquired Company contain reasonably accurate records of the proceedings of, and resolutions passed at, all meetings held by such Acquired Company's owners and directors.

3.6      REAL  PROPERTY;  MINING  CONCESSIONS;  WATER  RIGHTS;  MOVABLE  ASSETS;
         ENCUMBRANCES

         (a)      Schedule 3.6(a) contains:

                  (i) a legal description of all of the material Real Property owned by DCEM or CMD,

                  (ii) a description (by subject leased Real Property, name of lessor, date of lease and term expiration date) of all leases of Real Property in which DCEM or CMD has a leasehold estate, and

                  (iii) a description of any active easements, rights-of-way and mortgages granted in favour of DCEM or CMD,

                  (collectively, the "REAL PROPERTY");

         (b)      Schedule 3.6(b) contains:

                  (i)      a  legal  description  of  all  exploitation   mining
                           concessions with respect to which DCEM or CMD has a property title, and

                  (ii) a description (by subject leased mining concession, name of lessor, date of lease and term expiration date) of all leases of mining concessions held by DCEM or CMD,

                  (collectively, the "MINING CONCESSIONS");

         (c)      Schedule   3.6(c)    contains   a   legal    description   and
                  identification number of all water rights owned by DCEM or CMD (collectively, the "WATER RIGHTS");

         (d)      Schedule 3.6(d) contains:

                  (i) a list of all material movable assets owned by DCEM or CMD and utilized in the Mine Project,

                  (ii) a list of all leases of material movable assets held by DCEM or CMD, and

                  (iii) a list of any other material interest(s) in material movable assets held by DCEM or CMD,

                  (collectively, the "MOVABLE ASSETS");

         (e) to the Knowledge of the Seller and except as disclosed in any of Schedules 3.6(a), (b), (c) and (d), each of DCEM and CMD holds title to its respective estates in the Real Property, Mining Concessions, Water Rights, and Movable Assets free and clear of any Encumbrances, other than liens for Taxes for the current Tax year which are not yet due and payable, provided, however, that it is expressly acknowledged by the Buyer that, notwithstanding any of the foregoing, the Seller expressly makes no representation or warranty with respect to:

                  (i) the existence, nature or legal effect of any real property or mining concessions interests which may be
                           owned   (whether  such  ownership  is
                           registered or unregistered) by third parties or to or in which third parties may assert, claim, hold or own any other title or interest, which may overlap, conflict with, constitute prior title to or otherwise constitute an Encumbrance upon, any Real Property or Mining Concessions, or

                  (ii) the nature, legal validity or enforceability of any interest in any real property or mining concessions which may have been acquired by, or sought to have been acquired by, DCEM or CMD from any holder of real property or mining concessions described in Section 3.6(e)(iii), and, provided, further, that all risk and Liability in connection with the foregoing subparagraphs (i) and (ii), is hereby expressly assumed by the Buyer without any recourse whatsoever by the Buyer to the Seller; and

         (f) there are no applications that have been presented by DCEM or CMD for the granting of exploitation or exploration mining concessions and are currently outstanding.

3.7      CONTRACTS; NO DEFAULTS

         Schedule 3.7 contains a list of all material Contracts to which an Acquired Company is a party or by which it is bound. Each Company Contract listed on Schedule 3.7 is in full force and effect and is valid and enforceable in accordance with its terms and:

         (a) neither any Acquired Company nor, to the Knowledge of the Seller, any other party to any such Company Contract has Contravened any of the applicable terms of such Company Contract; and

         (b) no event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute or result directly or indirectly in Contravention of any such Company Contract by any Acquired Company or, to the Knowledge of the Seller, any other party thereto.

3.8      TAXES

         With respect to Taxes:

         (a) the Seller and all Acquired Companies have filed (or have had filed on their behalf) all required Tax Returns; and

         (b) all Taxes shown as due and owing on all such Tax Returns have been paid and there are no assessments outstanding,

provided that it is expressly acknowledged, notwithstanding the foregoing, that the Seller makes no representation or warranty whatsoever with respect to the existence, nature, amount, assignability or deductibility of any "tax losses" or "tax benefits" apparently held by or accruing to an Acquired Company.

3.9      PROCEEDINGS

         Schedule 3.9 lists all Proceedings and pending Proceedings:

                  (i)      by  or  against  the  Seller   with   respect  to  or
                           involving, or which might reasonably involve, any of the Purchased Assets or any Acquired Company, or

                  (ii)     by or against any Acquired Company.

         To the Knowledge of the Seller no other Proceeding has been threatened.

3.10     PACRIM LOAN

         The Pacrim Loan represents actual advances of funds by the Seller to DMC, is duly and validly owing to the Seller as at the date hereof and will, immediately prior to Closing, be so owing, is not subject to any arrangement, compromise, postponement or priority agreement which would prevent the same from being repaid in the normal course, is unsecured and non-interest bearing and is properly and accurately reflected in the accounting records of DMC.

3.11     DELIVERY OF  DOCUMENTS  TO BUYER NOT TO  CONSTITUTE  REPRESENTATION  OR
         WARRANTY

         Other than documents available in public records, the Seller has delivered or made available to the Buyer all documents that are, to the Seller's Knowledge, material to the Acquired Companies or the Mining Project. The Buyer acknowledges, confirms and agrees that no delivery of any documentation by or on behalf of the Seller in connection with the Contemplated Transactions will constitute, or be deemed for any reason to constitute (including as a result of any oral communications by a Representative of the Seller or an Acquired Company in connection therewith, whether contemporaneous with the delivery thereof or otherwise) a representation or warranty with respect to the truth, accuracy or reliability of such documentation, the contents thereof or the information contained therein, save and except that if such documentation was prepared by a current director, officer or employee of the Seller or of any Acquired Company, the Seller represents and warrants that such document was prepared in good faith. In particular, the Buyer acknowledges that, with respect to any information or documentation with respect to the geology, geochemistry, geophysics, mineralogy or metallurgy, or mineral reserves or resources, in, upon or under the Mining Concessions, the Seller expressly makes no representation or warranty with respect to the accuracy, completeness, correctness or reliability of any such materials and that any reliance thereon or use thereof by the Buyer or any of its Representatives is at their sole and only risk and liability.

3.12     FORMAL PREVENTIVE REORGANIZATION

         On December 19, 2000, CMD filed a formal preventive reorganization before the Andacollo Civil Court of the Republic of Chile, and on May 15, 2001, CMD executed an agreement with its unsecured creditors ("Convenio Judicial Preventivo") pursuant to Chilean bankruptcy law (collectively, the "REORGANIZATION"). All of the unsecured creditors of CMD who or which were a party to the Reorganization, including the Seller, have been paid and acknowledged in writing that CMD has complied with the terms and conditions of the Reorganization. Hence, all of the unsecured creditors of CMD who or which were a party to the Reorganization have declared the Reorganization to be terminated and waived any rights to any further compensation of any kind whatsoever. To the Knowledge of Seller, there are no unsecured or secured creditors of CMD other than specifically as disclosed in this Agreement and the Schedules attached hereto. CMD obtained a loan from the Bank, which loan was used to pay unsecured creditors of CMD. The reclamation fund was subsequently closed and part of the funds that were allocated to such reclamation fund were used by CMD to repay the loan obtained from the Bank. The remaining funds, identified in Section 3.15(b)(i), subsequently have been and are being used to pay CMD's ongoing obligations.

3.13     PREVIOUS BIDDERS

         The Seller has previously conducted negotiations for the indirect sale of the Purchased Assets with third parties ("Previous Bidders") and has entered certain agreements with the Previous Bidders, all of which have expired or are void and without force or effect. There is no Contract or understanding with any Previous Bidder or any third party which grants any rights or interests in, or the right to acquire any interest in, the Mining Project, any Acquired Company or the Purchased Assets.

3.14     PERMITS

         CMD currently holds all permits related to the current status of operations at the Mining Project, which status is currently "in closure", and such permits are described in Schedule 3.14. Except as listed in Schedule 3.14, all such permits are in good standing and CMD has not received any notice of any violation of any such permits; provided that:

         (a) CMD has not proceeded with the filing of the final closure plan prepared by CMD for the leach pad, process plant and other remaining facilities (the "Closure Plan") for approval with any Governmental Body, and

         (b) CMD, of itself, did not prepare the information and data contained in the environmental impact statement (Declaracion de Impacto Ambiental) ("DIA") submitted by CMD to the regional environmental authority (Comision Regional del Medio Ambiente) in connection with an application to re-commence mining operations at the Mining Project.

Accordingly, the Seller makes no representation or warranty to the Buyer as to:

         (x) the adequacy or sufficiency of the information contained in the DIA;

         (y) the ability of the Buyer or its Affiliates to commence, with or without delay, through CMD, operations at the Mining Project by virtue of the filing of the DIA with the regional environmental authority (Comision Regional del Medio Ambiente); or

         (z) the ability of the Buyer or its Affiliates to commence, with or without delay, through CMD, operations at the Mining Project arising as a result of CMD having refrained from timely filing the Closure Plan with any Governmental Authority.

3.15     FINANCIAL STATEMENTS

         (a) Except as disclosed in a letter dated September 20, 2005, delivered by the Seller to the Buyer pursuant to Section 3.5, CMD's audited and unaudited financial statements have been prepared in accordance with GAAP, consistently applied and are true and accurate in all material respects. CMD has no material Liabilities other than:

                  (i)      a bank loan in the approximate amount of US$ 197,500,

                  (ii) current payables incurred in the Ordinary Course of Business,

                  (iii) accrued Liabilities to current employees in an amount that does not exceed US$400,000,

                  (iv)     as disclosed in Schedules 3.6(a) - (d), and

                  (v)      the  Liabilities  arising  from  contracts  listed in
                           Schedule 3.7, the Proceedings listed in Schedule 3.9 and the permits listed in Schedule 3.14.

                  Since the date of the latest financial statements of CMD, there has not been any material adverse change in the business, operations, properties, prospects, condition or status of CMD, its assets and Liabilities, and no event has occurred that reasonably may be expected to result in such a material adverse change other than as a result of general economic conditions.

         (b) As disclosed on CMD's financial statements, as at July 31, 2005, CMD held:

                  (i) US$ 204,853 in a term deposit representing the remaining portion of the reclamation fund, and

                  (ii) US$100,106 in a combination of cash on hand and in a bank account in the name of CMD

                  (collectively, the "FUNDS"), with Corpbanca in La Serena, Chile (the "BANK").

3.16     SELLER'S RESIDENCY AND LOCATION

         The Seller is not, and will not immediately prior to Closing be, a non-resident of Canada for the purposes of the Income Tax Act (Canada). The Seller's chief executive office is that set out in Section 16.2.

3.17     CMP AND CMP II; NO RESIDUAL INTERESTS OR LIABILITIES

         The creation of each of CMP and CMP II, and the transfers of the rights of each from DMC to a nominee of the Seller prior to Closing were each carried out in accordance with applicable Law. Neither CMP nor CMP II have any right, title or interests in the Mining Project, the Mining Concessions, the Real Property, the Movable Assets, any Improvements or the Acquired Companies, nor are there any Liabilities of either CMP or CMP II to an Acquired Company, or of any Acquired Company to either CMP or CMP II.

3.18     POWERS

         Schedule 3.18 is a list of:

         (a) all Powers granted from April 30, 2001 to the date hereof and currently in effect; and

         (b) to the Knowledge of the Seller, all Powers granted prior to April 30, 2001 and currently in effect.

3.19     FOREIGN INVESTMENT CONTRACTS

         Schedule 3.19 contains a list of all Foreign Investment Contracts executed in connection with CMD and DCEM pursuant to Decree Law No. 600 of the Republic of Chile.

                                   ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer represents and warrants to the Seller that, except as set forth herein:

4.1      ORGANIZATION AND GOOD STANDING OF BUYER

         The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, its jurisdiction of organization, with full corporate power and authority to conduct its business as presently conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under all agreements to which it is a party.

4.2      ENFORCEABILITY

The Buyer has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and its Ancillary Agreements and to perform its obligations under this Agreement and its Ancillary Agreements, which actions have been duly authorized and approved by all necessary corporate action of the Buyer. Assuming the execution and delivery of this Agreement by the Seller, this Agreement constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, subject to the usual exceptions with respect to creditors' rights and the availability of equitable remedies. Assuming their execution and delivery by the other parties thereto, the Ancillary Agreements to which the Buyer becomes a party will, upon execution and delivery, constitute legal, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their respective terms, subject to the usual exceptions with respect to creditors' rights and the availability of equitable remedies.

4.3      NO CONSENTS REQUIRED

         The Buyer is not, and will not be, required to obtain any Governmental Authorization or other Consent in connection with the execution and delivery of this Agreement or the Ancillary Agreements, or the consummation or performance of any of the Contemplated Transactions.

4.4      NO CONFLICT

         Neither the execution and delivery of this Agreement or the Ancillary Agreements by the Buyer nor the consummation or performance of any of the Contemplated Transactions by the Buyer will give any Person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions pursuant to:

         (a)      any provision of the Buyer's Governing Documents;

         (b) any resolution adopted by the board of directors or the stockholders of the Buyer;

         (c) any Law, Order or Governmental Authorization to which the Buyer may be subject; or

         (d) any Contract to which the Buyer is a party or by which the Buyer may be bound.

4.5      PROCEEDINGS

         There are no Proceedings, and no Proceeding is pending, against the Buyer that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions, and to the Buyer's Knowledge, no such Proceeding has been threatened.

                                   ARTICLE 5
                     COVENANTS OF THE SELLER BEFORE CLOSING

5.1      ACCESS AND INVESTIGATION

         During the Pre-Closing Period, upon reasonable advance notice from the Buyer, the Seller will, and will cause the Acquired Companies and its and their respective Representatives to, at the expense of the Buyer:

         (a) afford the Buyer and its Representatives full access to each Acquired Company's personnel, properties, assets, Contracts, books and records, and other documents and data;

         (b) furnish such Persons with copies of all such Contracts, books and records, and other documents and data as the Buyer may reasonably request; and

         (c) furnish such Persons with such additional financial, operating and other data and information as the Buyer may reasonably request.

5.2      ASSISTANCE

         During the Pre-Closing Period, the Seller will, and will cause each Acquired Company, at the cost of the Buyer, to cooperate with the Buyer with respect to all filings that the Buyer elects to make or that the Buyer is required by Law to make in connection with the Contemplated Transactions.

5.3      NOTIFICATION

         During the Pre-Closing Period, the Seller will promptly notify the Buyer in writing if any Acquired Company or the Seller or any of their respective Representatives becomes aware of:

         (a) any fact or condition that causes or constitutes a breach of any of the Seller's representations and warranties as of the date of this Agreement; or

         (b) the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence or discovery of such fact or condition.

5.4      NO NEGOTIATION

         During the Pre-Closing Period, the Seller will not, and will cause each Acquired Company and any of its or their respective Representatives not to, engage in any negotiations or discussions with any Person (other than the Buyer) relating to any sale, assignment, transfer of business combination transaction involving any Acquired Company, including the sale of any of the shares of any Acquired Company, any merger or consolidation, or the sale of any of the assets of any Acquired Company (other than in the Ordinary Course of Business). Until such time, if any, as this Agreement is terminated pursuant to Article 11, the Seller will not, and will cause each Acquired Company and its and their respective Representatives not to, directly or indirectly, solicit, initiate, encourage or entertain any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any inquiries or proposals from, any Person (other than the Buyer) relating to any such transaction involving any Acquired Company. The Seller will immediately notify the Buyer regarding any contact between the Seller, any Acquired Company or any of its or their respective Representatives, and any other Person regarding any such transaction or any related inquiry.

5.5      BEST EFFORTS

         The Seller will use its Best Efforts to cause the conditions in Article 9 and Section 10.3 to be satisfied on or before September 20, 2005, provided, however, that the Seller will not be required to make any material change to its business, dispose of any material asset, expend material funds, incur any material burden or take actions that would result in a material adverse change in the benefits to the Seller of this Agreement and the Contemplated Transactions.

5.6      CONDUCT OF BUSINESS BEFORE CLOSING - AFFIRMATIVE COVENANTS

         During the Pre-Closing Period, the Seller will cause each of the Acquired Companies to do the following, unless the Buyer, acting reasonably, has previously otherwise consented in writing:

         (a)      conduct its affairs in the Ordinary Course of Business;

         (b) to the extent consistent with the current level and nature of the activities of CMD, use their Best Efforts to preserve intact the current business organization of CMD, keep available the services of the current employees of CMD, and maintain relations and goodwill with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with CMD;

         (c) maintain the register of shareholders and all other corporate records of DMC within the Cayman Islands and in accordance with applicable Law;

         (d) maintain the register of shareholders and all other corporate records of AGI and LSI within the Cayman Islands and in accordance with applicable Law;

         (e) maintain the books and records of CMD and DCEM in Chile and in accordance with applicable Law;

         (f) transfer all rights currently held by DMC in CMP to a nominee of the Seller;

         (g) transfer all rights held by DMC in CMP II to a nominee of the Seller; and

         (h) confer with the Buyer concerning operational matters of a material nature.

5.7      CONDUCT OF BUSINESS BEFORE CLOSING - NEGATIVE COVENANTS

         During the Pre-Closing Period the Seller will not, and will cause the Acquired Companies not to, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the following would be likely to occur:

         (a) a change in any Acquired Company's authorized or issued shares; grant of any equity option or right to purchase shares of any Acquired Company; issuance of any security convertible into such equity; purchase, redemption, retirement or other acquisition by an Acquired Company of any shares; or
                  declaration or payment of any dividend or other distribution or payment with respect to any shares,

         (b)      an  amendment  to  the  Governing  Documents  of  an  Acquired
                  Company;

         (c) a payment or increase by any Acquired Company of any bonuses, salaries or other compensation to the Seller or any director, officer or employee of any Acquired

                  Company, or entry into any employment, severance or similar Contract with any director, officer or employee of any Acquired Company;

         (d) a transfer or withdrawal of all or any portion of the Funds from the Bank other than in the Ordinary Course of Business;

         (e) the adoption of, amendment to or increase in the payments to or benefits under, any Company Plan;

         (f) the damage to or destruction or loss of any asset or property of an Acquired Company, whether or not covered by insurance, with an aggregate value to the Company in excess of US ONE HUNDRED THOUSAND (USD 100,000) DOLLARS;

         (g) the entry into, modification, cancellation or termination or non-extension of any Company Contract,

         (h) the sale, lease or other disposition of any asset or property of an Acquired Company, or the creation of any Encumbrance on any material asset of an Acquired Company, except with respect to the sale or Encumbrance of assets pursuant to the Reorganization,

         (i) cancellation or waiver of any claims or rights with a value to an Acquired Company in excess of US TEN THOUSAND (USD 10,000) DOLLARS,

         (j) material change in the accounting methods used by an Acquired Company,

         (k) incurring of any expenditures other than in the Ordinary Course of Business;

         (l) any changes in the employment arrangements of any employees of an Acquired Company or the hiring of any additional employees by any Acquired Company;

         (m) the sale, transfer, encumbrance or disposition of any material part of the Mining Project;

         (n) declaration or payment of any dividends on any of the shares or rights of participation of all or any of any of the Acquired Companies;

         (o) any change by any Acquired Company in the arrangements with any consultants or agents, or the retaining by any Acquired Company any additional consultants;

         (p) any modifications to any Governmental Authorization held by or on behalf of any Acquired Company;

         (q) any transaction which would materially diminish the value of the Acquired Companies or any of their respective assets;

         (r) other than in connection with the Reorganization or as contemplated by this Agreement or any Ancillary Agreement, any compromise or settlement of any pending or threatened material Proceeding to which any Acquired Company is a party or for which any Acquired Company has any Liability; or

         (s) the entry by any Acquired Company into any Contract to do any of the foregoing.

5.8      AGREEMENT NOT TO AFFECT CERTAIN OBLIGATIONS OF ACQUIRED COMPANIES

Nothing in this Article 5 will, or will be interpreted or construed to, prevent or prohibit any activities of the Acquired Companies reasonably required or desirable pursuant to any Company Contract, applicable Law or Governmental Approval.

                                   ARTICLE 6
                      COVENANTS OF THE BUYER BEFORE CLOSING

6.1      BEST EFFORTS

         The Buyer will use its Best Efforts to cause the  conditions in Section
9.3 and Article 10 to be satisfied on or before September 20, 2005, provided, however, that the Buyer will not be required to make any material change to its business, dispose of any material asset, expend material funds, incur any material burden or take actions that would result in a material adverse change in the benefits to the Buyer of this Agreement and the Contemplated Transactions.

                                   ARTICLE 7
                            FINANCING OF THE PROJECT

7.1      PROJECT FINANCE AND ENCUMBRANCES

         (a)      Subject to the further provisions of this Article 7:

                  (i) the Buyer may pledge, grant, transfer, assign, charge or otherwise encumber, partially or totally, all or any portion of its rights, title, interest and obligations under this Agreement and the Ancillary Agreements in order to obtain the financing necessary to acquire the Purchased Assets, and

                  (ii) if Closing occurs, the Buyer, any Acquired Company or any Related Person of the Buyer or any Acquired Company may pledge, grant, transfer, assign, charge or otherwise encumber, partially or totally, all or any portion of its rights, title, interest and obligations under this Agreement and the Ancillary Agreements, in the Mining Concessions, the Real Property, the Water Rights and the Movable Assets, the Mining Project, all other assets and interests of any Acquired Company, including any Company Contract, the Shares and the share capital of any other Acquired Company and the Pacrim Loan (as applicable, the "SPECIFIED COLLATERAL") in order to finance, develop, operate or expand the Mining

                           Project, in favour of one or more banks, financing institutions or third party arm's length credit sources, domestic or foreign, acting (as the case may be) as lender to the Buyer, any Acquired Company, any Related Person of the Buyer or an Acquired Company or the Mining Project, or agents or trustees appointed for such lender (collectively, the "LENDER");

                  provided that all such pledges, grants, transfers, assignments, charges or other encumbrances of Specified Collateral created pursuant to this Section 7.1 (collectively, "PROJECT ENCUMBRANCES") shall provide that, until the Purchase Price is paid in full, the rights of the Buyer under and in and to the Specified Collateral may only be transferred (other than the grant to a Lender of Project Encumbrances for purposes of collateral security) to a Person that:

                  (iii)    is a Lender, or

                  (iv) possesses the technical and managerial expertise in the handling of mining projects, as well as the financial capability necessary, to develop and operate the Mining Project and to perform the Buyer's obligations as set forth in this Agreement and the Ancillary Agreements (a "QUALIFIED SUCCESSOR"), and

                  (v) that, in either case, has agreed, in a writing satisfactory to the Seller acting reasonably, to assume the Buyer's obligations under this Agreement and the Ancillary Agreements and cure any existing defaults of the Buyer under this Agreement and the Ancillary Agreements.

         (b) All Project Encumbrances created in compliance with the terms of this Section 7.1 shall have a priority senior to any Encumbrances covering Specified Collateral granted to the Seller under this Agreement or any Ancillary Agreement or at law, and the Seller shall execute any and all documents or other instruments reasonably necessary or required to subordinate such Encumbrances of the Seller covering Specified Collateral to the Project Encumbrances that comply with the terms of this Section 7.1.

7.2               RIGHTS OF LENDERS.

         (a) Upon the creation by the Buyer of Project Encumbrances in favour of any Lender in compliance with Section 7.1:

                  (i) The Buyer shall promptly give the Seller notice of such occurrence and of the name and address of such Lender,

                  (ii)     The Seller hereby irrevocably agrees to:

                           (1) perform its obligations under this Agreement and the Ancillary Agreements for the benefit of the Lender (or its Qualified Successor) provided the Buyer, the Lender or the Qualified

                                    Successor   is   performing    the   Buyer's
                                    obligations under this Agreement and the Ancillary Agreements, and

                           (2) execute and deliver to the Lender such acknowledgments, consents, opinions or other agreements with the Lender as the Lender may reasonably require to accomplish and perfect the creation of such Project Encumbrances and other rights of the Lender, and as reasonably necessary to subordinate any Encumbrances covering Specified Collateral granted to the Seller to any Project Encumbrances or other rights granted to the Lender.

         (b) Unless and until a Lender (or its Qualified Successor) has assumed the obligations of the Buyer under this Agreement and the Ancillary Agreements in accordance with this Article 7, the Buyer shall continue as a party to this Agreement and the Ancillary Agreements for all purposes.

         (c) Provided that the Buyer has notified the Seller of the name and address of the Lender pursuant to Section 7.2(a)(i), the Seller irrevocably agrees that the Lender shall be entitled to (but shall not be obligated to) exercise all rights, perform all obligations and cure any defaults of the Buyer under this Agreement or any Ancillary Agreement.

         (d) Upon the occurrence and during the continuation of any default by the Buyer under this Agreement or any Ancillary Agreement that entitles the Seller to exercise any of its remedies under this Agreement or any Ancillary Agreement, the Seller agrees:

                  (i) to give the Lender written notice of such default, in the manner specified in Section 16.2;

                  (ii) that the Lender shall have the right, but not the obligation, to cure any such Buyer default under this Agreement or any Ancillary Agreement within a period of sixty (60) days after the receipt by the Lender of the notice of such default; and

                  (iii) not to invoke any of its remedies, either express or implied, with respect to such default during any period within which the Lender is entitled to cure such default pursuant to Section 7.2(d)(ii) or, if such default is not reasonably capable of being cured within such sixty (60) day period, during any further time period that the Lender is proceeding with due diligence to cure any such default which is susceptible of cure by the Lender except as necessary for the Seller to comply with Law or to preserve any rights to payment, indemnity or contribution hereunder (including, without limitation, pursuant to Section 8.2(b) hereof) or to defend itself against any claim made against it by a third party arm's length Person which is not the Buyer.

         (e) If the Lender should acquire this Agreement and the Ancillary Agreements by foreclosure, an assignment in lieu of foreclosure or otherwise, the Seller agrees that the Lender may assign this Agreement to a Qualified Successor. The Seller further agrees that in the event the Lender forecloses on the Buyer's interests under this Agreement and the Ancillary Agreements (or if this Agreement and the Ancillary Agreements should be assigned to the Lender in lieu of foreclosure or to a Qualified Successor following or in lieu of foreclosure), the Lender (or its Qualified Successor) shall be entitled to succeed to the Buyer's interests under this Agreement and the Ancillary Agreements, and such succession shall not constitute a breach of any provision of this Agreement or any Ancillary Agreement prohibiting assignment or of any other provision of this Agreement or any Ancillary Agreement. In the event of any such assignment to the Lender or its Qualified Successor, such assignee shall be entitled to the benefit of all of the provisions of this Agreement and the Ancillary Agreements and shall assume all obligations of the Buyer under this Agreement and the Ancillary Agreements, and the Buyer shall have no further obligations under this Agreement or any Ancillary Agreement or otherwise in favour of the Seller; provided that such assignee shall cure all defaults of the Buyer under this Agreement and the Ancillary Agreements which are capable of being cured within a reasonable period of time.

7.3      RIGHTS OF THE SELLER

         The Buyer shall fully inform any Lender of the rights of the Seller under this Agreement. With respect to any matter on which Lender is authorized to instruct the Seller, if the Seller receives conflicting instructions from the Buyer and Lender, the Seller shall be entitled to rely on the instructions of Lender without liability to the Buyer.

7.4      COSTS AND EXPENSES OF THE SELLER

         All reasonable costs and expenses of the Seller (including, without limitation, those of the Seller's legal counsel) incurred in connection with Seller's compliance with this Article 7 will be for the account of the Buyer and will be due and payable upon presentation by the Seller to the Buyer of an invoice therefor.

                                   ARTICLE 8
                      COVENANTS OF THE BUYER AFTER CLOSING

8.1      OPERATION OF ACQUIRED COMPANIES POST-CLOSING AND PRIOR TO FINAL PAYMENT

         The Buyer acknowledges that, pursuant to the Security Agreement, the Buyer will grant a security interest and equitable charge over the Purchased Assets to and in favour of the Seller to secure the obligations of the Buyer to make all of the payments required pursuant to Sections 2.3(d), and (e), subject to any rights granted by the Seller pursuant to Section 7.1. Accordingly, the parties covenant and agree that, with respect to the operation of the Acquired Companies during the period from the Closing until all of the required payments hereunder have been received by the Seller, the Buyer will cause the Acquired Companies to conduct their operations in a prudent manner and not to dispose of any material assets other than pursuant to Section 7.1.

8.2      LIABILITY OF BUYER FOR RECLAMATION

         The Buyer acknowledges and confirms that it is aware that the business of CMD is, and has always been, the mining of the Mining Concessions, and the processing and treatment of ore through the Facilities and that, as a consequence, following the termination of such activities, CMD is required to carry out all reclamation, remediation, rehabilitation, restoration and clean-up activities in respect of the Mining Project and the Real Property, Mining Concessions and Water Rights as required by applicable Law and Governmental Authorizations, which obligations and Liabilities are substantial. Accordingly, the parties agree that, subject to Closing occurring:

         (a) the Buyer will, and will cause CMD to, at their sole cost and expense, carry out all reclamation, remediation, rehabilitation, restoration or clean-up activities or other environmental and regulatory obligations as required by applicable Law and Governmental Authorizations, whether such activities are required as a result or consequence of operations carried out by or on behalf of CMD (or any of its predecessors-in-title) before or after the Closing Date; and

         (b) the Seller will have no obligation or liability whatsoever to the Buyer, any of the Acquired Companies or any other Person in respect of any such reclamation, remediation, rehabilitation, restoration or clean-up activities, and the Buyer will save the Seller harmless, and defend and indemnify the Seller in respect thereof in accordance with Article 12.

8.3      LIABILITY OF BUYER FOR ADDITIONAL CAPITAL CONTRIBUTIONS TO SUBSIDIARY

         The Buyer acknowledges that:

         (a) as set forth in Section 3.4(d), the issued rights in the capital of DCEM are not fully paid, and CMD, as the partner who holds title to the unpaid participation, remains subject to further calls or assessments on those rights on account of unpaid capital; and

         (b) as set forth in Section 3.4(e), the issued shares in the capital of CMD are not fully paid, and each of AGI and LSI, as holders of all of the issued shares of CMD, remain subject to further calls or assessments on those shares on account of unpaid capital.

Accordingly, the Buyer confirms and agrees that, following Closing, the Seller will not have any liability or obligation whatsoever to the Buyer or any of the Acquired Companies with respect to any capital calls or assessments that may be made by DCEM or CMD in respect of any of its outstanding shares, or any liability or obligation to reimburse any of the Buyer, DMC, AGI or LSI for any such required capital contributions.

                                   ARTICLE 9
             CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATION TO CLOSE

         The Buyer's obligation to purchase the Purchased Assets and to take the other actions required to be taken by the Buyer at the Closing in order to consummate the Contemplated Transactions is subject to the satisfaction, on or before the Closing Date, of each of the following conditions (any or all of which may be waived by the Buyer, in whole or in part):

9.1      ACCURACY OF REPRESENTATIONS

         All of the Seller's representations and warranties in this Agreement (considered both collectively and individually) must be accurate in all material respects as of the Closing Date as if then made.

9.2      THE SELLER'S PERFORMANCE

         All of the covenants and obligations that the Seller is required to perform or to comply with under this Agreement on or before the Closing Date (considered both collectively and individually) must have been duly performed and complied with in all material respects. In addition, the Seller must have delivered or caused to be delivered each document that Section 2.6(a) requires it to deliver.

9.3      ADDITIONAL DOCUMENTS

         Each of the following documents must have been delivered to the Buyer:

         (a) an opinion of Gowling Lafleur Henderson LLP, British Columbia counsel to the Seller, dated the Closing Date, with respect to:

                  (i) the due and valid incorporation and good standing of the Seller,

                  (ii) that the Seller has all necessary corporate power and authority to carry on business and to carry out the Contemplated Transactions pursuant to this Agreement,

                  (iii) that this Agreement have been duly and validly authorized, executed and delivered by the Seller and is a valid and binding obligation of the Seller (subject to the usual exceptions),

                  (iv) that the Security Agreement has been duly and validly authorized and executed by the Seller, and

                  (v) no consents being necessary (other than as already obtained) in order for the Seller to complete the Contemplated Transactions pursuant to this

                           Agreement and the Ancillary Agreements, and to carry out its obligations hereunder and thereunder in form satisfactory to the parties, acting reasonably;

         (b) an opinion of Maples and Calder, Cayman Islands counsel to the Seller, DMC, AGI and LSI, dated the Closing Date, with respect to:

                  (i) the due and valid incorporation and good standing of each of DMC, AGI and LSI and as to the issued and authorized capital of each,

                  (ii) the Shares, and the issued and outstanding shares of each of AGI and LSI, having been validly issued,

                  (iii) all necessary actions having been take in order to duly and validly transfer the Shares to the Buyer, and

                  (iv) based solely upon a search of the Register of Writs and other Originating Process of the Grand Court of the Cayman Islands conducted at the close of business in the Cayman Islands on September 19, 2005, (which would not reveal details of proceedings which have been filed but not actually entered in the Register of Writs and other Originating Process of the Grand Court of the Cayman Islands at the time of our search), there are no actions or petitions pending against DMC, AGI or LSI in the Grand Court of the Cayman Islands as at the close of business in the Cayman Islands on September 19, 2005, in form satisfactory to the parties, acting reasonably; and

         (c) an opinion of Grasty Quintana Majlis & Cia, Chilean counsel to the Seller and CMD, dated the Closing Date, with respect to:

                  (i) the due and valid incorporation of each of DCEM and CMD and as to the issued and authorized capital of each of DCEM and CMD,

                  (ii) the shares or rights, as the case may be, in the capital of each of DCEM and CMD having been validly issued,

                           in  form   satisfactory   to  the   parties,   acting
                           reasonably; and

         (d) such other documentation as may be reasonably requested by the Buyer in connection with the consummation and completion of the purchase and sale of the Purchased Assets.

9.4      NO PROCEEDINGS

         Since the date of this Agreement, there must not have been commenced or threatened against the Buyer, or against any Related Person of the Buyer, any
Proceeding:

         (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or

         (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Contemplated Transactions.

9.5      NO CLAIM REGARDING EQUITY OWNERSHIP OR SALE PROCEEDS

         There must not have been made or threatened by any Person who is not a party to this Agreement or the Ancillary Agreements any claim asserting that such Person:

         (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of or any other voting, equity or ownership interest in any Acquired Company, or

         (b)      is entitled to all or any portion of the Purchase Price.

9.6      NO PROHIBITION

         Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), Contravene, or cause the Buyer or any Related Person of the Buyer to suffer any Adverse Consequence under:

         (a)      any applicable Law, Order or Governmental Authorization, or

         (b) any Law or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

                                   ARTICLE 10
            CONDITIONS PRECEDENT TO THE SELLERS' OBLIGATION TO CLOSE

         The Seller's obligation to sell the Purchased Assets and to take the other actions required to be taken by the Seller at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions (any or all of which may be waived by the Seller, in whole or in part):

10.1     ACCURACY OF REPRESENTATIONS

         All of the Buyer's representations and warranties in this Agreement (considered both collectively and individually) must be accurate in all material respects as of the Closing Date as if then made.

10.2     THE BUYER'S PERFORMANCE

         All of the covenants and obligations that the Buyer is required to perform or to comply with under this Agreement on or before the Closing Date (considered both collectively and individually) must have been performed and complied with in all material respects. In addition, the Buyer must have delivered each of the documents required to be delivered by the Buyer pursuant to Section 2.6(b).

10.3     NO PROHIBITION

         Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), Contravene, or cause the Seller or any Related Person of the Seller to suffer any Adverse Consequence under:

         (a)      any applicable Law, Order or Governmental Authorization, or

         (b) any Law or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

10.4     ADDITIONAL DOCUMENTS

         Each of the following documents must have been delivered to the Seller:

         (a) an opinion of Troutman Sanders, United States corporate counsel to the Buyer, dated the Closing Date, with respect to:

                  (i)      the incorporation and good standing of the Buyer,

                  (ii) that the Buyer has all necessary corporate power and authority to carry on business and to carry out the transactions pursuant to this Agreement and the Ancillary Agreements,

                  (iii) that this Agreement and the Ancillary Agreements have each been duly and validly authorized, executed and delivered by the Buyer and are valid and binding obligations of the Buyer (subject to the usual exceptions), and

                  (iv) no consents are required from the shareholders of the Buyer or under applicable United States securities laws in order for the Buyer to complete the transactions pursuant to this Agreement and the Ancillary Agreements and to carry out its obligations hereunder and thereunder,

                  in form satisfactory to the parties, acting reasonably; and

         (b) such other documentation as may be reasonably requested by the Seller in connection with the consummation and completion of the purchase and sale of the Purchased Assets.

                                   ARTICLE 11
                                   TERMINATION

11.1     TERMINATION EVENTS

         Subject to Section 11.2, this Agreement may, by notice given before or at the Closing, be terminated:

         (a)      by mutual consent of the Buyer and the Seller;

         (b) by the Buyer if the Seller has committed a material breach of any provision of this Agreement and the Buyer has not waived such breach;

         (c) by the Seller if the Buyer has committed a material breach of any provision of this Agreement and the Seller has not waived such breach;

         (d) by the Buyer if the satisfaction of any condition in Article 9 is or becomes impossible (other than through the failure of the Buyer to comply with its obligations under this Agreement) and the Buyer has not waived such condition;

         (e) by the Seller if the satisfaction of any condition in Article 10 is or becomes impossible (other than through the failure of any the Seller to comply with its obligations under this Agreement) and the Seller has not waived such condition; or

         (f) by either the Buyer or the Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before September 20, 2005, or such later date as the Buyer and the Seller may agree upon.

11.2     EFFECT OF TERMINATION UNDER SECTION 11.1

         The Buyer's right of termination under Section 11.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. The Seller's right of termination under Section 11.1 shall be the sole and exclusive right and remedy the Seller will have under this Agreement or otherwise, and the exercise of such right of termination will be an election of remedies; provided that if the Seller terminates this Agreement pursuant to Section 11.1, the Seller shall be entitled to retain the payment(s) made by the Buyer pursuant to Sections 2.3(a), (b) and (c). If this Agreement is terminated by either party pursuant to Section 11.1, all obligations of the parties under this Agreement will terminate, except that the obligations in Article 15, and Sections 14.5,
16.1 and 16.2 will survive.

                                   ARTICLE 12
                            INDEMNIFICATION; REMEDIES

12.1     SURVIVAL

         All representations, warranties, covenants and obligations in this Agreement will survive the Closing and the consummation of the Contemplated Transactions, subject to the limitations set forth in this Article 12.

12.2     INDEMNIFICATION BY THE SELLER

         Subject to the provisions of Section 11.2, the Seller will indemnify and hold harmless the Buyer and (provided that Closing occurs) the Acquired Companies (collectively, the "BUYER

INDEMNITEES") for and from, and will pay to the Buyer Indemnitees the monetary value of, any Adverse Consequences arising, directly or indirectly, from or in connection with:

         (a) any material breach of any representation or warranty made by the Seller in this Agreement;

         (b)      any  material   breach  by  the  Seller  of  any  covenant  or
                  obligation in this Agreement;

         (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with the Seller or any Acquired Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions;

         (d) any Adverse Consequence directly or indirectly arising from the transactions disclosed to the Buyer in a letter from the Seller dated September 20, 2005; and

         (e) any Proceedings, demands or assessments incidental to any of the matters set forth in Sections 12.2(a), (b), (c) or (d).

12.3     INDEMNIFICATION BY THE BUYER

         Subject to the provisions of Section 11.2, the Buyer will indemnify and hold harmless the Seller and, if Closing does not occur, the Acquired Companies, (collectively, the "SELLER INDEMNITEES") for and from, and will pay to the Seller Indemnitees the monetary value of any Adverse Consequences arising, directly or indirectly, from or in connection with:

         (a) any material breach of any representation or warranty made by the Buyer in this Agreement;

         (b) any material breach by the Buyer of any covenant or obligation in this Agreement;

         (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with the Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions; and

         (d) any Proceedings, demands or assessments incidental to any of the matters set forth in Sections 12.3(a), (b) or (c).

12.4     TIME LIMITATIONS

         If the Closing occurs:

         (a) the Seller will have no Liability (for indemnification or otherwise) pursuant to Section 12.2 unless on or before the Indemnification Claim Deadline, the Buyer notifies the Seller in writing of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Buyer provided, however, that this Section 12.4(a) will not apply to any Liability of the Seller to defend, indemnify and save harmless the Buyer with respect to any breach by the Seller of its obligations pursuant to any of Sections 3.4, 3.6(e) or 12.2(d), in respect of which Liability there is no time limit; and

         (b) the Buyer will have no Liability (for indemnification or otherwise) pursuant to Section 12.3, unless on or before the Indemnification Claim Deadline, the Seller notifies the Buyer in writing of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Seller, provided, however, that this Section 12.4(b) will not apply to any Liability of the Buyer to defend, indemnify and save harmless the Seller with respect to any breach by the Buyer of its obligations pursuant to any of Sections 8.2 or
                  8.3 or Article 13, in respect of which Liability there is no time limit.

12.5     LIMITATIONS ON TOTAL INDEMNITY AMOUNT - THE SELLER

         Notwithstanding anything else in this Agreement, the maximum liability of the Seller under the indemnity provided in this Article 12, inclusive of any other claims (if any) which may be successfully made against the Seller in connection with this Agreement and the Contemplated Transactions, will be limited to a maximum of US FIVE MILLION FOUR HUNDRED THOUSAND (USD $5,400,000) DOLLARS; provided that any Liabilities arising pursuant to Section 12.2(d) shall have no maximum liability limit; provided further that if, at the time that the Buyer may make a successful claim for indemnity hereunder, any portion of the Purchase Price remains outstanding and unpaid by the Buyer, then any amount claimed in such indemnity in excess of the amounts actually paid by the Buyer to the Seller on account of the Purchase Price at the time such claim is made may be recovered by the Buyer solely by way of set-off against the unpaid portion of the Purchase Price.

12.6     PROCEDURE FOR INDEMNIFICATION--DEFENCE OF THIRD-PARTY CLAIMS

         The   following   procedures   will  be   applicable   to  claims   for
indemnification made as a consequence of any claims made by third parties:

         (a)      promptly after receipt by a Person entitled to indemnity under
                  Section 12.2 or 12.3 (an "INDEMNIFIED PERSON") of notice of the assertion of a third-party claim against it, the Indemnified Person will, if a claim is to be made against a Person obligated to indemnify under such Section (an "INDEMNIFYING PERSON"), give notice to the Indemnifying Person of the assertion of such claim;

         (b) an Indemnified Person's failure to notify an Indemnifying Person will not relieve the Indemnifying Person of any Liability that it may have to the Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the resolution of such claim is prejudiced by the Indemnified Person's failure to give such notice;

         (c) if any claim referred to in Section 12.6(a) is brought against an Indemnified Person by means of a Proceeding and the Indemnified Person gives notice to the

                  Indemnifying Person of the commencement of such Proceeding, the Indemnifying Person will be entitled to participate in such Proceeding and, to the extent that it wishes, to assume the defence of such Proceeding with counsel satisfactory to the Indemnified Person, acting reasonably, unless:

                  (i) the Indemnifying Person is also a party to such Proceeding and the Indemnified Person is advised by legal counsel that joint representation would be inappropriate, or

                  (ii) the Indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding;

         (d) after notice from the Indemnifying Person to the Indemnified Person of its election to assume the defence of such
                  Proceeding, the Indemnifying Person will not, as long as it diligently conducts such defence, be liable to the Indemnified Person under this Article 12 for any fees of other counsel or any other expenses with respect to the defence of such Proceeding, in each case subsequently incurred by the
                  Indemnified Person in connection with the defence of such Proceeding, other than reasonable costs of investigation;

         (e)      if  the   Indemnifying   Person   assumes  the  defence  of  a
                  Proceeding:

                  (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification,

                  (ii) no compromise or settlement of such claims may be effected by the Indemnifying Person without the Indemnified Person's consent unless:

                           (1) there is no finding or admission of any violation of Laws or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Person, and

                           (2) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person, and

                  (iii) the Indemnified Person will have no Liability with respect to any compromise or settlement of such claims effected without its consent;

         (f) if notice is given to an Indemnifying Person of the commencement of any Proceeding and the Indemnifying Person does not, within ten (10) days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defence of such Proceeding, the Indemnifying Person will be bound by any determination made in such Proceeding or any compromise or settlement effected by the Indemnified Person;

         (g) notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise or settle such Proceeding, but the Indemnifying Person will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld);

         (h) notwithstanding the provisions of Section 14.5, the Indemnifying Party consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein. Each party agrees that process may be served on such party with respect to such a claim anywhere in the world.

12.7     PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS

         A claim for indemnification for any matter not involving a third-party claim may be asserted by written notice (the "INDEMNIFICATION NOTICE") to the party obligated to indemnify and:

         (a)      if the  person  obligated  to  indemnify  disputes  either the obligation to indemnify or the amount or nature of such indemnification as set forth in the Indemnification Notice, it will, within ten (10) days, give notice (the "DISPUTE NOTICE") to the person claiming indemnification, setting forth in reasonable detail the reasons for such dispute and the matter will, if such dispute is not settled by the parties within a period of twenty-one (21) days of receipt of the Dispute
                  Notice, the matter will be referred to arbitration in accordance with Article 14; or

         (b) if the person obligated to indemnify does not dispute either the obligation to indemnify or the amount or nature of such indemnification by the delivery of a Dispute Notice within ten
                  (10) days of receipt of an Indemnification Notice, the person obligated to indemnify will pay the amount claimed in the Indemnification Notice promptly after the expiry of such ten
                  (10) day period.

                                   ARTICLE 13
                                   TAX MATTERS

13.1     PREPARATION AND FILING OF TAX RETURNS; PAYMENT OF TAXES

         The Seller will cause each of the Acquired Companies to prepare and file, or to cause to be prepared and filed, all of the Tax Returns for such Acquired Companies for all taxable years or periods ending on or prior to the Closing Date, and the Seller will pay, or cause to be paid, all Taxes shown as due thereon. Subject to Section 13.2, the Buyer will cause each of the Acquired Companies to prepare and file, or to cause to be prepared and filed, all of the Acquired

Companies' Tax Returns for all taxable years or periods ending after the Closing Date, and the Buyer will pay, or cause to be paid, all Taxes shown as due thereon.

13.2     TAX RETURNS FOR FISCAL YEAR INCLUDING CLOSING DATE

         With respect to any Tax Returns for the Acquired Companies applicable to the fiscal year in which the Closing Date occurs (the "CLOSING YEAR"):

         (a) the Buyer will cause each Acquired Company to prepare, or to cause to be prepared, such Tax Returns using accounting methods and other practices that are consistent with applicable Law and with those used by the Acquired Companies in their prior Tax Returns;

         (b) the Buyer will cause each Acquired Company to deliver, or to cause to be delivered, a draft of each of the Tax Returns for the Acquired Companies to the Seller not less than thirty (30) days prior to the due date for filing such Tax Returns, and the Seller will provide the Buyer (or the applicable Acquired Company) with its comments on, and any proposed changes to, such Tax Returns not later than fifteen (15) days after receipt of such draft Tax Return;

         (c) if any aspect of such Tax Returns remains in dispute within five (5) days prior to the due date for filing such Tax Returns, the matter in dispute will be submitted to:

                  (i) in the case of DMC, AGI or LSI, the auditors of Pacrim, or

                  (ii) in the case of CMD or DCEM, CMD's Chilean tax consultants,

                  for resolution, whose decision will be final and binding on the parties, and the fees and expenses of the auditors or consultants, as applicable, will be paid one-half (1/2) by the Buyer and one-half (1/2) by the Seller; and

         (d) the Seller will reimburse the Buyer for the Taxes paid by the Buyer (as calculated in the applicable Tax Return) in respect of that portion of the operations of any Acquired Company occurring during the Closing Year and prior to the Closing Date, such proportion to be determined in a fair and equitable manner, having regard for all the circumstances, and if the parties cannot agree, the matter will be referred to arbitration in accordance with Article 14.

13.3     TRANSACTIONAL TAXES

         Notwithstanding any other provision of this Agreement, all transfer, documentary, recording, notarial, sales, use, ad valorem, registration, stamp and other similar Taxes or fees imposed by any Taxing Authority in connection with the Contemplated Transactions will be borne by the Buyer regardless of which party is obligated to pay such Tax under applicable Law provided that any capital gains or income taxes owing by the Seller pursuant to the Income Tax Act (Canada) or the Laws of the Cayman Islands as a consequence of the Contemplated Transactions are and will remain the sole obligation of the Seller. The Buyer and the Seller will cooperate in timely making and filing all Tax Returns that may be required to comply with Laws relating to such Taxes.

13.4     TAX SHARING AGREEMENTS

         The Seller will, at the expense of the Buyer (if any), cause each Acquired Company to terminate as of the Closing Date any Tax sharing, indemnity or allocation agreement between the Acquired Company and any other party.

13.5     TAX ELECTIONS

         The Seller will not, without the prior written consent of the Buyer (which consent may not be unreasonably withheld), make or revoke, or cause or permit to be made or revoked, any Tax election pertaining to any Acquired Company or ownership of the Shares.

13.6     TAX RECORDS

         The Seller will make available to the Buyer such records as the Buyer may require for the preparation of any Tax Return and such records as the Buyer may require for the defence of any Proceeding concerning such Tax Return.

                                   ARTICLE 14
                                   ARBITRATION

14.1     SUBMISSION OF DISPUTES TO ARBITRATION

         Any dispute, controversy or claim arising out of or relating to this Agreement or the Contemplated Transactions, or the breach, termination or invalidity of this agreement, or any deadlock or inability of the parties to agree on a course of action to be taken hereunder, will be referred to and finally resolved by arbitration under the UNCITRAL Arbitration Rules (1976) in effect as at the commencement of any such arbitration.

14.2     ARBITRATION PROVISIONS

         The parties agree that:

         (a)      the  appointing   authority  will  be  the  British   Columbia
                  International Commercial Arbitration Centre;

         (b)      the  case  will  be  administered  by  the  British   Columbia
                  International Commercial Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (1976);

         (c)      the place of arbitration will be Vancouver, British Columbia;

         (d)      the number of arbitrators will be one; and

         (e)      the language used in the arbitral proceeding will be English.

14.3     ARBITRATOR'S FEES

         The arbitrator's fees will be paid by both parties in equal parts during the course of the arbitration but, upon final decision of the dispute, the unsuccessful party will pay all costs and reimburse all arbitration costs, including the arbitration fees, administrative expenses and actual legal fees and disbursements paid by the successful party, subject to the contrary decision of the arbitrator.

14.4     ENFORCEMENT OF ARBITRATION AWARDS

         Arbitrations pursuant to this Article 14 will be carried out in such a manner as to render, insofar as is possible, the arbitration award enforceable in each of British Columbia, the Cayman Islands, the United States, and Chile and, in that regard, all requirements of any such jurisdiction with respect to rendering a foreign arbitral award enforceable will be complied with. The parties agree to the following venues for any legal proceedings to enforce any arbitral award pursuant to this Article 14:

         (a) the City of Vancouver, with respect to enforcement in British Columbia;

         (b) the City of Georgetown, with respect to enforcement in the Cayman Islands;

         (c) the City of Denver with, respect to enforcement in the United States; and

         (d)      the City of Santiago with respect to enforcement in Chile.

14.5     JURISDICTION

Any action, hearing, suit or proceeding arising out of or relating to any arbitration, or, if permitted by the applicable court, outside of arbitration, related to this Agreement or any Contemplated Transaction must be brought in the courts of the Province of British Columbia, Canada. Each of the parties irrevocably submits to the exclusive jurisdiction of such court in any such Proceeding and waives any objection it may now or hereafter have to venue or to convenience of forum. The parties agree that any or all of them may file a copy of this Section with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any Proceeding referred to in this Section may be served on any party anywhere in the world.

                                   ARTICLE 15
                    CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS

15.1     CONFIDENTIALITY

         Except as otherwise provided in this Agreement, each party agrees that, without the prior written consent of the other party, it will treat as confidential and prevent disclosure to any third parties of any geological, geophysical or other factual and technical information and data relating to the assets, ownership, management, business operations, financial status, business plans or otherwise related, directly or indirectly, to the Acquired Companies (the "PROVIDED INFORMATION"). This obligation will be a continuing obligation of each party throughout the term of this Agreement and for a period of three (3) years following termination of this Agreement. Except as expressly provided herein, each of the parties will be entitled to all information respecting the Provided Information or activities related to the Provided Information, including copies of all maps, data and reports which can be reproduced and which have not previously been furnished to the party.

15.2     PUBLIC ANNOUNCEMENTS

         No party will make any announcement, press release or public statement relating in any manner to this Agreement, the Provided Information or activities related to the Provided Information without first furnishing the proposed text thereof to the other party at least two (2) business days prior to the proposed date of release of such disclosure and obtaining the other party's prior approval in writing, which approval will not be unreasonably withheld or delayed.

15.3     EXCEPTIONS

         The approval(s) otherwise required by Sections 15.1 and 15.2 will not be required with respect to the following disclosure(s) of Provided Information:

         (a) to an affiliate, consultant, contractor, or subcontractor that has a bona fide need to be informed;

         (b) as reasonably required by a third party or parties in connection with negotiations for a permitted transfer of an interest under this Agreement, an interest in the Provided Information, or the acquisition of an equity or other interest in a party to such third party or parties, subject in each case to Section 15.4;

         (c) to a governmental agency or to the public which the disclosing party believes in good faith is required by applicable Law or the rules or policies of any stock exchange or securities regulatory authority;

         (d) as reasonably required by a party in the prosecution or defence of a Proceeding;

         (e) as reasonably required by a financial institution or other similar entity in connection with any financing being undertaken by a party hereto for purposes of the Contemplated Transactions or the operation of the Mining Project;

         (f) of information which is or becomes part of the public domain other than through a breach of this Agreement;

         (g) of information which was already in the possession of a party or its affiliate prior to receipt thereof from any other party or its affiliates or development of such information under this Agreement;

         (h) of information lawfully received by a party or an affiliate from a third party not under an obligation of secrecy to the other party; or

         (i) following termination of this Agreement, of information reasonably required by a third party or parties in connection with negotiating for a transfer of an interest in the Purchased Assets.

In any case to which this Section 15.3 (other than Section 15(d) (if the other party is an adverse party in such Proceeding), and Sections 15.3(f), (g), (h) and (i)) is applicable, the disclosing party will provide the proposed text to the other party a reasonable time prior to making such disclosure. As to any disclosure pursuant to any of Sections 15.3(a), (b) or (e) only such confidential information as such third party shall have a legitimate business need to know will be disclosed and such third party must first agree in writing to protect the confidential information from further disclosure to the same extent as the parties are obligated under this Article 15.

15.4     COMMUNICATIONS WITH PERSONS DEALING WITH THE ACQUIRED COMPANIES

         The Seller and the Buyer will consult with each other concerning the means by which the Acquired Companies' employees, creditors, customers, suppliers and others having dealings with the Acquired Companies will be informed of the Contemplated Transactions, and a Representative of the Buyer will have the right to be present for any such communication(s).

15.5     OBLIGATIONS OF THE BUYER IF CLOSING DOES NOT OCCUR

         Should Closing not occur, for any reason whatsoever, the Buyer will forthwith return, or cause to be returned, to the Seller all Provided Information, without retaining copies thereof.

                                   ARTICLE 16
                               GENERAL PROVISIONS

16.1     EXPENSES

         Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of its Representatives. If this Agreement is terminated, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party, provided, however, that the parties agree that, if this Agreement is terminated prior to Closing by a party due to either:

         (a)      that party not obtaining  any Consents as required  hereunder;
                  or

         (b) that party voluntarily and unilaterally electing to terminate this Agreement other than as a consequence of a default of the other party in the performance of its obligations hereunder,

such party will forthwith reimburse the other party for the expenses incurred by the other party in connection with this Agreement and the Contemplated Transactions, up to a maximum of US ONE HUNDRED THOUSAND (USD 100,000) DOLLARS.

16.2     NOTICES

         All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed given to and received by a party when:

         (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid);

         (b) sent by facsimile with confirmation of transmission by the transmitting equipment; or

         (c) received or rejected by the addressee, if sent by certified mail, return receipt requested,

in each case to the following addresses or facsimile numbers and marked to the attention of the individual (by name or title) designated below (or to such other address, facsimile number, or individual as a party may designate by notice to the other parties):

         If to the Seller:

         Pacific Rim Mining Corp.
         Suite 410 - 625 Howe Street
         Vancouver, B.C.
         Canada  V6C 2T6

         Attention:       Kathryn A. Church
         Facsimile:       (604) 689-1978

         with a copy (which will not constitute notice) to:

         Gowling Lafleur Henderson LLP
         Suite 2300, 1055 Dunsmuir Street
         Vancouver, B.C.
         Canada  V7X 1J1

         Attention:       Lawrence W. Talbot
         Facsimile:       (604) 689-8610

         If to the Buyer:

         Trend Mining Company
         5439 South Prince Street
         Littleton, Co 80120

         Attention:       Thomas A. Loucks
         Facsimile:       (303) 798-7374
         with a copy (which will not constitute notice) to:

         Holland & Hart
         8390 East Crescent Parkway, Ste 400
         Greenwood Village, CO 80111

         Attention:       Paul Schlauch
         Facsimile:       (303) 290-1606

         with a copy (which will not constitute notice) to:

         Lopez & Ashton
         Enrique Foster Sur 20, Piso 19
         Las Condes-Santiago
         Chile

         Attention:       Cesar A. Lopez
         Facsimile:       (+56 2) 321-9070

16.3     FURTHER ACTIONS

         Upon the request of any party to this Agreement, the other party will:

         (a) furnish to the requesting party any additional information reasonably requested,

         (b) execute and deliver, at its own expense, any other documents reasonably requested; and

         (c) take any other actions as the requesting party may reasonably require to more effectively carry out the intent of this Agreement and the Contemplated Transactions.

16.4     ENTIRE AGREEMENT AND MODIFICATION

         This Agreement supersedes all prior agreements among the parties with respect to its subject matter including the Letter of Intent and constitutes (along with the documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented or otherwise modified except in a written document executed by the party against whose interest the modification will operate.

16.5     TIME OF ESSENCE

         With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

16.6     DRAFTING AND REPRESENTATION

         The parties have participated jointly in the negotiation and drafting of this Agreement. No provision of this Agreement will be interpreted for or against any party because that party or its legal representative drafted the provision.

16.7     SEVERABILITY

         If a court of competent jurisdiction holds any provision of this Agreement invalid or unenforceable, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

16.8     ASSIGNMENT; SUCCESSORS; NO THIRD-PARTY RIGHTS

         No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party, and such consent may be given, if at all, upon such terms and conditions as the consenting party may determine in its sole discretion. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement except such rights as may inure to a successor or permitted assignee under this Section 16.8. provided, however, that the Buyer has the right to assign its rights hereunder to any affiliate (provided that the obligations of such affiliate are guaranteed by the Buyer).

16.9     ENFORCEMENT OF AGREEMENT

         Each party acknowledges and agrees that the other could be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with the specific terms and that any breach of this Agreement by a party could not be adequately compensated in all cases by monetary damages alone. Accordingly, each party agrees that, in addition to any other right or remedy to which the other may be entitled, at law or in equity, the other party will be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement.

16.10    WAIVER

         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by either party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law:

         (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in a written document signed by the other party;

         (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given, and

         (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

16.11    GOVERNING LAW

         This Agreement will be governed by and interpreted in accordance with the laws of the Province of British Columbia, and the federal laws of Canada applicable therein, without regard to conflicts of laws principles that would require the application of any other law.

16.12    COUNTERPARTS

         This Agreement, and any certificates or other writing delivered in connection herewith, may be executed in any number of counterparts with the same effect as if all parties had all signed the same documents, and all such counterparts and adopting instruments will be construed together and will constitute one and the same instrument. The execution of this Agreement and

                  [Remainder of page left blank intentionally.]

any other writing by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto, and executed copies delivered to each party who is a party hereto or thereto. Such delivery may be made by facsimile transmission of the execution page or pages, hereof or thereof, to each of the other parties by the party signing the particular counterpart, provided that forthwith after such facsimile transmission, an originally executed execution page or pages is forwarded by prepaid express courier to each of the other parties by the party signing the particular counterpart.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date indicated in the first sentence of this Agreement.

                              TREND MINING COMPANY

                              By:      /s/  Thomas A. Loucks
                                       -----------------------------------------
                                       Thomas A. Loucks
                                       President



                              PACIFIC RIM MINING CORP.

                              By:      /s/ Catherine McLeod-Seltzer
                                       -----------------------------------------
                                       Catherine McLeod-Seltzer,
                                       President


                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE 1             CONSTRUCTION AND DEFINITIONS...............................................................1

         1.1      CONSTRUCTION...................................................................................1
         1.2      DEFINITIONS....................................................................................2


ARTICLE 2             SALE AND PURCHASE OF THE PURCHASED ASSETS AND CLOSING......................................8

         2.1      AGREEMENT OF SALE AND PURCHASE.................................................................8
         2.2      PURCHASE PRICE.................................................................................8
         2.3      PAYMENT OF THE PURCHASE PRICE..................................................................9
         2.4      SECURITY FOR PAYMENT OF BALANCE OF PURCHASE PRICE.............................................10
         2.5      CLOSING.......................................................................................10
         2.6      CLOSING DELIVERIES............................................................................10
         2.7      CLOSING PROCEDURES............................................................................12


ARTICLE 3             REPRESENTATIONS AND WARRANTIES OF THE SELLER..............................................12

         3.1      ORGANIZATION AND GOOD STANDING OF ACQUIRED COMPANIES..........................................13
         3.2      ENFORCEABILITY................................................................................13
         3.3      REQUIRED CONSENTS; NO VIOLATION...............................................................14
         3.4      CAPITALIZATION AND OWNERSHIP..................................................................14
         3.5      BOOKS AND RECORDS.............................................................................16
         3.6      REAL PROPERTY; MINING CONCESSIONS; WATER RIGHTS; MOVABLE ASSETS; ENCUMBRANCES.................16
         3.7      CONTRACTS; NO DEFAULTS........................................................................18
         3.8      TAXES.........................................................................................18
         3.9      PROCEEDINGS...................................................................................19
         3.10     PACRIM LOAN...................................................................................19
         3.11     DELIVERY OF DOCUMENTS TO BUYER NOT TO CONSTITUTE REPRESENTATION OR WARRANTY...................19
         3.12     FORMAL PREVENTATIVE REORGANIZATION............................................................19
         3.13     PREVIOUS BIDDERS..............................................................................20
         3.14     PERMITS.......................................................................................20
         3.15     FINANCIAL STATEMENTS..........................................................................21
         3.16     SELLER'S RESIDENCY AND LOCATION...............................................................21
         3.17     CMP AND CMP II; NO RESIDUAL INTERESTS OR LIABILITIES..........................................22
         3.18     POWERS........................................................................................22
         3.19     FOREIGN INVESTMENT CONTRACTS..................................................................22


ARTICLE 4             REPRESENTATIONS AND WARRANTIES OF THE BUYER...............................................22

         4.1      ORGANIZATION AND GOOD STANDING OF BUYER.......................................................22
         4.2      ENFORCEABILITY................................................................................22

                                      -i-

                                TABLE OF CONTENTS
                                  (continued)
                                                                                                               PAGE
         4.3      NO CONSENTS REQUIRED..........................................................................23
         4.4      NO CONFLICT...................................................................................23
         4.5      PROCEEDINGS...................................................................................23


ARTICLE 5             COVENANTS OF THE SELLER BEFORE CLOSING....................................................23

         5.1      ACCESS AND INVESTIGATION......................................................................23
         5.2      ASSISTANCE....................................................................................24
         5.3      NOTIFICATION..................................................................................24
         5.4      NO NEGOTIATION................................................................................24
         5.5      BEST EFFORTS..................................................................................24
         5.6      CONDUCT OF BUSINESS BEFORE CLOSING - AFFIRMATIVE COVENANTS....................................25
         5.7      CONDUCT OF BUSINESS BEFORE CLOSING - NEGATIVE COVENANTS.......................................25
         5.8      AGREEMENT NOT TO AFFECT CERTAIN OBLIGATIONS OF ACQUIRED COMPANIES.............................27


ARTICLE 6             COVENANTS OF THE BUYER BEFORE CLOSING.....................................................27

         6.1      BEST EFFORTS..................................................................................27


ARTICLE 7             FINANCING OF THE PROJECT..................................................................27

         7.1      PROJECT FINANCE AND ENCUMBRANCES..............................................................27
         7.2      RIGHTS OF LENDERS.............................................................................28
         7.3      RIGHTS OF THE SELLER..........................................................................30
         7.4      COSTS AND EXPENSES OF THE SELLER..............................................................30


ARTICLE 8             COVENANTS OF THE BUYER AFTER CLOSING......................................................30

         8.1      OPERATION OF ACQUIRED COMPANIES POST-CLOSING AND PRIOR TO FINAL PAYMENT.......................30
         8.2      LIABILITY OF BUYER FOR RECLAMATION............................................................31
         8.3      LIABILITY OF BUYER FOR ADDITIONAL CAPITAL CONTRIBUTIONS TO SUBSIDIARY.........................31


ARTICLE 9             CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATION TO CLOSE...................................32

         9.1      ACCURACY OF REPRESENTATIONS...................................................................32
         9.2      THE SELLER'S PERFORMANCE......................................................................32
         9.3      ADDITIONAL DOCUMENTS..........................................................................32
         9.4      NO PROCEEDINGS................................................................................33


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         9.5      NO CLAIM REGARDING EQUITY OWNERSHIP OR SALE PROCEEDS..........................................34
         9.6      NO PROHIBITION................................................................................34


ARTICLE 10            CONDITIONS PRECEDENT TO THE SELLERS' OBLIGATION TO CLOSE..................................34

         10.1     ACCURACY OF REPRESENTATIONS...................................................................34
         10.2     THE BUYER'S PERFORMANCE.......................................................................34
         10.3     NO PROHIBITION................................................................................35
         10.4     ADDITIONAL DOCUMENTS..........................................................................35


ARTICLE 11            TERMINATION...............................................................................35

         11.1     TERMINATION EVENTS............................................................................35
         11.2     EFFECT OF TERMINATION UNDER SECTION 11.1......................................................36


ARTICLE 12            INDEMNIFICATION; REMEDIES.................................................................36

         12.1     SURVIVAL......................................................................................36
         12.2     INDEMNIFICATION BY THE SELLER.................................................................36
         12.3     INDEMNIFICATION BY THE BUYER..................................................................37
         12.4     TIME LIMITATIONS..............................................................................37
         12.5     LIMITATIONS ON TOTAL INDEMNITY AMOUNT - THE SELLER............................................38
         12.6     PROCEDURE FOR INDEMNIFICATION--DEFENCE OF THIRD-PARTY CLAIMS...................................38
         12.7     PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS....................................................40


ARTICLE 13            TAX MATTERS...............................................................................40

         13.1     PREPARATION AND FILING OF TAX RETURNS; PAYMENT OF TAXES.......................................40
         13.2     TAX RETURNS FOR FISCAL YEAR INCLUDING CLOSING DATE............................................41
         13.3     TRANSACTIONAL TAXES...........................................................................41
         13.4     TAX SHARING AGREEMENTS........................................................................42
         13.5     TAX ELECTIONS.................................................................................42
         13.6     TAX RECORDS...................................................................................42


ARTICLE 14            ARBITRATION...............................................................................42

         14.1     SUBMISSION OF DISPUTES TO ARBITRATION.........................................................42
         14.2     ARBITRATION PROVISIONS........................................................................42
         14.3     ARBITRATOR'S FEES.............................................................................43
         14.4     ENFORCEMENT OF ARBITRATION AWARDS.............................................................43
         14.5     JURISDICTION..................................................................................43



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ARTICLE 15            CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS..................................................43

         15.1     CONFIDENTIALITY...............................................................................43
         15.2     PUBLIC ANNOUNCEMENTS..........................................................................44
         15.3     EXCEPTIONS....................................................................................44
         15.4     COMMUNICATIONS WITH PERSONS DEALING WITH THE ACQUIRED COMPANIES...............................45
         15.5     OBLIGATIONS OF THE BUYER IF CLOSING DOES NOT OCCUR............................................45


ARTICLE 16            GENERAL PROVISIONS........................................................................45

         16.1     EXPENSES......................................................................................45
         16.2     NOTICES.......................................................................................46
         16.3     FURTHER ACTIONS...............................................................................47
         16.4     ENTIRE AGREEMENT AND MODIFICATION.............................................................47
         16.5     TIME OF ESSENCE...............................................................................47
         16.6     DRAFTING AND REPRESENTATION...................................................................48
         16.7     SEVERABILITY..................................................................................48
         16.8     ASSIGNMENT; SUCCESSORS; NO THIRD-PARTY RIGHTS.................................................48
         16.9     ENFORCEMENT OF AGREEMENT......................................................................48
         16.10    WAIVER........................................................................................48
         16.11    GOVERNING LAW.................................................................................49
         16.12    COUNTERPARTS..................................................................................49
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